             As filed with the Securities and Exchange Commission on May 3, 2001
                                                      Registration No. 333-57552


================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         American Utilicraft Corporation
                 (Name of small business issuer in its charter)

           Delaware                       3721                  54-1577735
  (State or jurisdiction of      (Primary Standard Industrial  (IRS Employer
incorporation or organization)   Classification Code Number)   Identification
                                                                  Number)
                          300 Petty Road N.E., Suite B
                          Lawrenceville, Georgia 30043
                                T: (678) 376-0898
                          (Principal Executive Office)

                                 Edward F. Eaton
                        Connolly, Bove, Lodge & Hutz, LLP
                               1220 Market Street
                                  P.O. Box 2207
                           Wilmington, Delaware 19899
                                T: (302) 888-6204
                                F: (302) 656-0116
                               (Agent for Service)

                                   Copies to:
                            Mark R. Ziebell, Esquire
                           Jeffers, Shaff & Falk, LLP
                       18881 Von Karman Avenue, Suite 1400
                            Irvine, California 92612
                                T: (949) 660-7700
                                F: (949) 660-7799

     Approximate date of commencement of proposed sale to the public: >From time to time after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]


                                            CALCULATION OF REGISTRATION FEE
----------------------------- ------------------ --------------------------- ----------------------- -----------------
   Title of Each Class of                            Proposed Maximum           Proposed Maximum          Amount of
     Securities to be           Amount to be             Offering               Aggregate Offering      Registration
        Registered               Registered         Price Per Security (1)            Price                Fee(4)
----------------------------- ------------------ --------------------------- ----------------------- -----------------
Common Stock                     10,329,707(2)             $4.00                 $ 41,318,828.00       $ 10,329.71
----------------------------- ------------------ --------------------------- ----------------------- -----------------
Common Stock                        500,000(3)             $4.00                 $  2,000,000.00       $    500.00
----------------------------- ------------------ --------------------------- ----------------------- -----------------
Total                            10,829,707                                      $ 43,318,828.00       $ 10,829.71
----------------------------- ------------------ --------------------------- ----------------------- -----------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.
(2) Includes 7,000,000 shares of common stock issuable as put shares to Swartz Private Equity, LLC pursuant to the Investment Agreement. Also includes 1,329,707 outstanding shares of common stock held by 13 other selling stockholders and 2,000,000 shares to be offered directly by the Registrant.
(3) Includes 500,000 shares issuable upon the exercise of a commitment warrant granted to Swartz Private Equity, LLC pursuant to the Investment Agreement.
(4) Pursuant to Rule 457(p) of the Securities Act, the Registrant is offsetting against the filing fee for this Registration Statement the amount of $5,913.60, representing the filing fee paid by the Registrant in connection with its Registration Statement on Form SB-2, filed on October 10, 2000, File No. 333-47632, which was subsequently withdrawn.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This Registration Statement covers both a primary offering of shares of common stock by American Utilicraft Corporation, a Delaware corporation, and the re-offering of common stock by certain selling stockholders. This Registration Statement is being filed in order to register, on behalf of the selling stockholders, a total of 8,829,707 shares of common stock.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                   Subject to completion, dated May 3, 2001


                                   PROSPECTUS

                         American Utilicraft Corporation
                        10,829,707 Shares of Common Stock

         This prospectus covers the offer of 10,829,707 shares of American Utilicraft Corporation common stock, $0.00001 par value, in an initial public offering of which 2,000,000 shares are being offered by us and the balance of 8,829,707 shares are being offered by the following holders of our common stock:

         o Up to 7,000,000 shares issuable to Swartz Private Equity, LLC ("Swartz") as put shares,
         o Up to 500,000 shares issuable upon the exercise of a commitment warrant issued to Swartz,
         o 1,000,000 shares issued to Douglas E. Smith ("Mr. Smith") upon the conversion of a promissory note, and
         o 329,707 shares issued to 13 stockholders (including Mr. Smith) pursuant to a private placement of our common stock.

         The selling stockholders may, from time to time, offer and sell all or a portion of the secondary shares in negotiated transactions or in trading markets for our common stock that may develop. We will receive no proceeds from the sale of the shares by the selling stockholders. However, we received proceeds in connection with the issuance of the promissory note to Mr. Smith which he subsequently converted into shares of our common stock and from the sale of our common stock in a recent private placement and we may receive proceeds from the sale of shares to Swartz and the exercise by Swartz of a warrant issued to it in connection with an Investment Agreement that we entered into with Swartz for working capital purposes. We will also receive proceeds from the sale of the primary shares that we are offering.

         Swartz, as the potential seller of up to 7,000,000 put shares and up to 500,000 shares issuable upon the exercise of a warrant, is an underwriter within the meaning of the Act and as such, is subject to the same restrictions, including prospectus delivery requirements with respect to sales of or offers to sell such shares, as is any underwriter in a public offering. We are offering the 2,000,000 primary shares that we are selling, on a direct participation basis without an underwriter, in an open-ended offering. There are no minimum purchase requirements and no escrow arrangements for the proceeds that we may receive with respect to this offering. For information on how to subscribe, please call (212) 473-3700 and ask for Cynthia Demonte. Sale of our common stock will only be made in connection with this prospectus.


         This is an initial public offering. The initial offering price of our common stock will be $4.00 per share. The initial offering price of our common stock may not reflect the market price after the initial offering. No public market currently exists for our shares and we cannot assure you that any such market will develop. Our common stock is considered to be penny stock and, as such, is subject to laws regulating trading in penny stock, which may make it more difficult for stockholders to sell shares. We will apply for the listing of our shares of common stock on the NASD's Over-the-Counter ("OTC") Bulletin Board under the symbol "AUCC."


          This investment involves a high degree of risk. Please refer to "risk factors" beginning on page 4.
--------------------------------------------------------------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                  The date of this Prospectus is May 3, 2001

Please read this prospectus carefully. It describes American Utilicraft, including our finances and products. Federal and state securities laws require us to include in this prospectus all the important information that you will need to make an investment decision.

You should rely only on the information contained in this prospectus to make your investment decision. We have not authorized anyone to provide you with information that differs from the contents of this prospectus.


                                                 TABLE OF CONTENTS
Prospectus Summary...............................................................................................1
   About American Utilicraft.....................................................................................1
   About our business............................................................................................1
   About our revenues............................................................................................2
   About our Investment Agreement................................................................................2
   Additional Shares We Are Registering..........................................................................2
   The Offering..................................................................................................2

Risk Factors.....................................................................................................4
   We have incurred net losses of $1,611,147 for the fiscal year ending December 31, 2000, expect future losses and may not achieve or sustain profitability....................................................4

   We have only $5,189 available as working capital, which is not sufficient to cover our anticipated expenses and cash requirements.........................................................................................4
   Our common stock is subject to penny stock regulation which may affect its liquidity..........................5
   We have no public market for our common stock which may affect your ability to obtain accurate information about the stock, as well as affect its liquidity..............................................................5
   There is no firm commitment or minimum requirement to purchase the shares of common stock that we are offering, which means that we may not be able to raise sufficient funds to continue operations................5
   The exercise of our put rights with Swartz pursuant to the Investment Agreement may lower the market price of our common stock and substantially dilute the interests of other holders of our common stock..................5
   The exercise of outstanding options and warrants may adversely affect our stock price and your percentage ownership.....................................................................................................6
   We are required to make mandatory payments to Swartz in certain circumstances which will further increase our expenses and operating losses.................................................................................6
   Although the loss of John Dupont, the president, chief executive officer and founder of American Utilicraft and designer of our products, would adversely affect our ability to succeed, his employment agreement imposes certain burdens on American Utilicraft........................................................................6
   If we do not successfully manage future growth, our ability to complete production of the FF-1080-200 aircraft according to our current schedule, may be adversely affected..................................................7
   We may encounter obstacles such as product supplier delays, design and engineering difficulties, and FAA certification delays or denials, in completing construction of the FF-1080-200, which will further delay our ability to begin generating revenue and require us to incur additional expenses...............................7
   Because we are significantly smaller than the majority of other aerospace companies, we may be at a competitive disadvantage if such companies introduce products that are similar to ours........................7
   The FF-1080-200 may not achieve market acceptance due to miscalculations of market demand or profitability of the product, which will threaten our ability to continue as a going concern...................................8
   We may not be able to conclude agreements with the manufacturers and suppliers that we need in order to complete construction of the FF-1080-200, which would further delay our ability to begin generating revenue and require us to incur additional expenses...................................................................8
   Our limited ability to protect our intellectual property rights may adversely affect our ability to compete...8
   Our issuance of preferred stock and our right to issue additional preferred stock may facilitate management entrenchment..................................................................................................8
Use of Proceeds..................................................................................................9
Determination Of Offering Price.................................................................................10
Selling Stockholders............................................................................................11
   Investment Agreement.........................................................................................12
   Additional Securities Being Registered.......................................................................14
Plan Of Distribution............................................................................................14
Legal Proceedings...............................................................................................15
Management......................................................................................................16
   Directors and Executive Officers.............................................................................16
   Board of Directors...........................................................................................17
   Executive Compensation.......................................................................................17
Summary Compensation Table......................................................................................18
Warrant Grants in Fiscal Year 2000..............................................................................19

                                                         i


Warrant Exercises and Fiscal Year-End Values....................................................................19
   Employment Agreement with John Dupont........................................................................19
   Employment Agreement with James Carey........................................................................20
   Employment Agreement with Thomas Dapogny.....................................................................20
   Directors' Compensation......................................................................................20
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..................................................21
Description Of Securities.......................................................................................23
   Common Stock.................................................................................................23
   Preferred Stock..............................................................................................23
   Series A Convertible Preferred Stock.........................................................................23
   Warrants.....................................................................................................24
   Delaware Anti-Takeover Law and Charter Provisions............................................................24
   Transfer Agent and Registrar.................................................................................25
INTEREST OF NAMED EXPERTS AND COUNSEL...........................................................................25
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION............................................................26
FOR SECURITIES ACT LIABILITIES..................................................................................26
BUSINESS........................................................................................................27
   Industry Background..........................................................................................27
   Trends in Air Cargo Traffic..................................................................................27
   Growth of E-commerce Sales...................................................................................28
   Air Cargo Transportation Problems............................................................................28
   The FF-1080-200 Aircraft as a Solution.......................................................................29
   Manufacturing Arrangements...................................................................................29
   Competition..................................................................................................30
   Target Markets...............................................................................................32
   Product Development..........................................................................................32
   Intellectual Property........................................................................................33
   Government Regulation........................................................................................33
   Employees....................................................................................................34
Management's Discussion and Analysis of.........................................................................35
Financial Condition and Results of Operations...................................................................35
   Our Business.................................................................................................35
   Liquidity, Capital Resources and Results of Operations.......................................................36
   Recent Accounting Pronouncements.............................................................................37
Properties......................................................................................................37
Certain Relationships and Related Transactions..................................................................38
Market for Common Stock; Shares Eligible for Future Sale........................................................39
   Holders......................................................................................................40
   Dividend Policy..............................................................................................40
Legal Matters...................................................................................................40
Experts.........................................................................................................40
Additional Information..........................................................................................40


                               Prospectus Summary

         Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision. This summary highlights all material information contained in this prospectus. This information can also be found in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider before investing in our common stock. In addition to this summary, we urge you to read the entire prospectus carefully, including the risks of investing in our common stock discussed under "Risk Factors" before you decide to buy our stock.

         This prospectus covers the offer of 10,829,707 shares of our common stock in an initial public offering of which we are offering 2,000,000 shares and certain selling stockholders are offering 8,829,707 shares. The selling stockholders acquired these shares from us in various transactions, all of which were exempt from registration under the Securities Act.

About American Utilicraft

         We were incorporated in Delaware on August 9, 1990 under the name of "American Utilicraft Corporation." Although we have been in existence for over ten years, we are a developmental stage enterprise that has not yet completed production of any marketable products. Our key product -- the FF-1080-200 Freight Feeder Aircraft - is still in the developmental stage and will not be ready to be marketed before the end of the year 2003. We have operated and continue to operate at a deficit, which on a cumulative basis through December 31, 2000, equals $7,253,902, in a competitive industry with high barriers to entry. Our ability to continue as a going concern is doubtful. Our principal executive and business offices are located at 300 Petty Road N.E., Suite B, Lawrenceville, Georgia 30043.


About our business

         Demand for fast and reliable parcel delivery is generated by a wide range of industries and individuals, from attorneys moving sensitive documents for authentic signatures to automobile manufacturers moving parts to production lines. Acceptance of express air cargo as a reliable, high speed, time-definite transportation method for valuable shipments has made air transportation the transportation mode of choice by many industries. With this widespread acceptance, express air cargo companies have expanded their air services to more destinations, including small and remote cities around the world. From 1990 to 1997, overnight and two-day express parcel delivery shipments grew at an average rate of 7.4% per year as compared to regular passenger cargo shipments which grew at an average rate of 2.2% per year, according to U.S. Department of Transportation Airport Activity Statistics published in 1991 and 1998.

         At the same time, the commercialization of the Internet has created an increasingly computer technology-driven economy. The Internet has proven to be an efficient and effective marketing medium with the potential to greatly increase retail sales. Forrester Research, a leading Internet research firm, predicts that daily Internet shipments will grow from 650,000 packages per day in 1999 to 4,200,000 packages per day in 2003, representing an electronic commerce shipping growth rate of 59.4% per year. Total electronic commerce sales, both business-to-business and business-to-consumer, grew from approximately $27.6 billion in 1997 to an estimated $95.8 billion in 1999, according to Forrester's statistics and retail sales estimates prepared by International Data Corporation. This growth will put pressure on current transportation services companies to improve their services and to provide more efficient transportation and distribution systems.

         American Utilicraft, which is located in the Atlanta-Metropolitan area near Gwinnett County airport, was formed to meet the combined requirement for:
(1) improved express air cargo delivery to and from small communities that typically do not have shipments large enough or runways long enough to justify the use of cargo jets, and (2) electronic commerce retail deliveries directly to businesses and individual customers. We have dedicated our efforts to resolving a fundamental problem that exists in the air cargo industry, the lack of an effective air transportation system to move air shipments to and from small communities, which can include non-serviced major cities as well as smaller cities at the spokes of the airlines "hub-and-spoke" systems. The "hub-and-spoke" system allows air carriers to consolidate passengers from many small spoke cities within a geographic region at a single hub airport, thus helping to ensure that long haul flights of 1,000 to 3,000 miles from the hubs to other U.S. regions and international cities have full loads. We are targeting major dedicated freight companies, such as Federal Express and United Parcel Service, as well as U.S. passenger airlines seeking to expand freight operations, as our primary client base, and international airlines seeking to expand freight operations as our secondary client base. The cargo that we will transport will be standard industry air containers containing a variety of packages including commercial shipments from electronic commerce retailers and manufacturers directly to customers.

         Our research and development efforts have resulted in a system for moving freight centered around a new air vehicle - the FF-1080-200 Freight Feeder aircraft - specifically designed for short haul or feeder route segments of 250 to 500 miles, i.e., the spokes within the hub-and-spoke system. The FF-1080-200 is capable of carrying standard industry air containers on short-to-medium range/medium density routes from feeder airports with runways as short as 3,000 feet. Once the cargo reaches a central point or hub, the loaded cargo containers are transferred onto large size aircraft for long-haul transportation to another central reloading point or to a final destination.

         In addition, we have designed and are developing the Express Turn-Around ("ETA") electronic freight tracking system which is an integrated air cargo information system for the freight feed market. We believe that the ETA system will meet the growing requirement for real-time in-transit tracking and management of shipments throughout the entire distribution supply chain that the increased growth in express parcel delivery has generated, by providing automated two-way communication with respect to cargo handled to airline flight dispatch offices. This feature makes it possible to monitor aircraft location and capacity for en route re-direct and dispatch of cargo, maximizing the utilization of the aircraft during its operating day. We expect the ETA to be operational by the end of the year 2003. We have also designed and are developing the Automatic Flat Rate System (the "AFRS") which computes a fuel-efficient performance curve for each route segment based on the aircraft's gross weight upon take-off and its overall container capacity. This system will help to reduce pilot workload and help to ensure that the FF-1080-200 is operated on a fuel-efficient basis. We expect the AFRS to be operational by the end of the year 2003.

         Our immediate objective is to build and fly the FF-1080-200 pre-production prototype aircraft during the year 2001 and to complete the certification program of the Federal Aviation Administration ("FAA") for the aircraft by the end of the year 2003. This requires completion of detailed engineering specifications and construction of the pre-production prototype aircraft with its initial flight test program to be conducted during 2001. Simultaneously, within the next six to eight months, we intend to initiate the FAA aircraft certification program with the objective of receiving certification by the end of the following two-year period.

About our revenues

         To date, we have not generated any revenues.

About our Investment Agreement

         We have entered into an Amended and Restated Investment Agreement with Swartz (the "Investment Agreement") to raise up to $50,000,000 for working capital purposes through a series of sales of our common stock to Swartz over a period of up to three years. The dollar amount of each sale is limited by our common stock's trading volume. A minimum period of time must elapse between sales. We anticipate receiving maximum proceeds of $28,000,000 based on estimated sales of 7,000,000 shares to Swartz. In turn, Swartz will either sell our stock in the open market or to other investors through negotiated transactions or will hold our common stock in its own portfolio. The exercise of our put rights with Swartz pursuant to the Investment Agreement will require us to issue shares of our common stock at a price below the market price of the stock, thus potentially lowering the market price of our stock to the extent that Swartz sells our common stock. As the price of our common stock decreases, and if we decide to continue to exercise our right to put shares to Swartz, we will be required to issue more shares of our common stock for any given dollar amount invested by Swartz. This prospectus covers the resale of our common stock by Swartz either in the open market or to other investors.

Additional Shares We Are Registering

         We are registering for sale 2,000,000 shares of our common stock that we will sell directly, and for resale, an additional 1,329,707 shares of our common stock that we have issued to stockholders in various transactions, all of which were exempt from registration under the Securities Act.

The Offering

Common stock outstanding prior to             9,281,562 shares(1)
   this offering
Preferred stock outstanding                   1,970,787 shares
Common stock being offered for                10,829,707 shares(2)
   sale or resale to the public
Common stock outstanding after this           18,781,562 shares
   Offering
Price per share to the public                 Market price at the time of sale or resale.
Total proceeds raised by offering             We received proceeds from the issuance of a promissory note which a selling stockholder (Mr. Smith) subsequently
                                              converted into our common stock, we received proceeds
                                              from the sale of our common stock in a private
                                              placement and we will receive proceeds from the sale of
                                              shares offered directly by us. We will also receive
                                              proceeds from the exercise of the warrant issued to
                                              Swartz and from the exercise of our put rights to
                                              Swartz. However, we will not receive any proceeds from
                                              the resale of shares offered by Swartz or any of the
                                              other selling stockholders.

Use of proceeds                               For working capital needs including prototype aircraft
                                              development, aircraft certification, construction of an
                                              airport development hangar, sales and marketing
                                              efforts, and general corporate purposes.

------------------

1 Does not include 500,000 shares underlying a warrant issued to Swartz in connection with the Investment Agreement.
2 Includes: (i) 1,329,707 shares that are presently outstanding, (ii) up to 7,000,000 shares that may be issued to Swartz pursuant to the Investment Agreement, (iii) up to 500,000 shares underlying a commitment warrant issued to Swartz in connection with the Investment Agreement, and (iv) up to 2,000,000 shares being offered by American Utilicraft.

                                  Risk Factors

         The shares of our common stock being offered for sale are highly speculative and involve a high degree of risk. Only those persons able to lose their entire investment should purchase these shares. Before purchasing any of these shares, you should carefully consider the following factors relating to our business and prospects. You should also understand that this prospectus contains "forward-looking statements." These statements appear throughout this prospectus and include statements as to our intent, belief or current expectations or projections with respect to our future operations, performance or position. Such forward-looking statements are not guarantees of future events and involve risks and uncertainties. Actual events and results, including the results of our operations, could differ materially from those anticipated by such forward-looking statements as a result of various factors, including those set forth below and elsewhere in this prospectus.

We have incurred net losses of $1,611,147 for the fiscal year ending December 31, 2000, expect future losses and may not achieve or sustain profitability.

         Since we commenced operations on August 9, 1990, we have incurred cumulative net losses of $7,253,902 as of December 31, 2000. For the fiscal year ending December 31, 2000, we incurred net losses of $1,611,147. Such losses have resulted primarily from significant costs associated with the development of our products. We expect that we will continue to incur net losses until we are able to generate sufficient operating revenues to support expenditures. However, we may never generate positive cash flow or sufficient revenue to fund our operations and we may never attain profitability.

We have only $5,189 available as working capital, which is not sufficient to cover our anticipated expenses and cash requirements.

         As of December 31, 2000, we had net working capital of $5,189. This amount is not sufficient to meet our anticipated expenses and cash requirements and, accordingly, it is doubtful that we can continue as a going concern. We are, therefore, substantially dependent on the success of this offering to continue our operations. We have increased, and plan to increase further, our operating expenses in order to fund higher levels of product prototype development, undertake and complete the FAA certification process, continue our sales and marketing efforts, and increase our administrative resources in anticipation of future growth. We anticipate that over the next two years, we will need approximately $7,000,000 to fund our operating expenses, $1,800,000 to undertake sales and marketing efforts and $1,100,000 to expand our administrative resources. We intend to undertake sales and marketing efforts that will consist primarily of direct solicitation of potential customers, participation in air cargo industry trade shows, and advertising and promotional campaigns in airline industry trade publications. We will increase our administrative resources to support the hiring of an estimated twenty additional employees in order to expand our engineering design capacity as we approach the final stages of producing an operational aircraft. We also anticipate the need for additional financing in the future in order to fund continued research and development and to respond to competitive pressures.

         We expect to put shares to Swartz pursuant to the Investment Agreement in order to meet our working capital needs for the year 2001. Although we have entered into the Investment Agreement with Swartz to secure equity financing, our ability to raise funds under the Investment Agreement is subject to certain conditions. These conditions include the continuing effectiveness of a registration statement covering the resale of the shares sold under the Investment Agreement, a limitation on the number of shares we may issue based on our common stock's trading volume and the continued listing of our stock on a national securities exchange, the NASDAQ National or SmallCap Market, or the OTC Bulletin Board. We anticipate that our future cash requirements may be fulfilled by product sales, the sale of additional equity securities, debt financing and/or the sale or licensing of our technology. We cannot guarantee, however, that any future funds required in excess of the proceeds of the Investment Agreement will be generated from operations or from the aforementioned or other potential sources. We do not have any binding commitment with regard to additional funds. Furthermore, we cannot guarantee that we will be able to meet or continue to meet all the conditions required for us to put shares to Swartz under the Investment Agreement. If adequate funds are not available or not available on acceptable terms, we may be unable to fund expansion, develop or enhance products and services or respond to competitive pressures, any of which could have a material adverse effect on our business, results of operations and financial condition.

Our common stock is subject to penny stock regulation which may affect its liquidity.

         Our common stock is subject to regulations of the Securities and Exchange Commission (the "Commission") relating to the market for penny stocks. Penny stock, as defined by the Penny Stock Reform Act, is any equity security not traded on a national securities exchange or quoted on the NASDAQ National or SmallCap Market that has a market price of less than $5.00 per share. The penny stock regulations generally require that a disclosure schedule explaining the penny stock market and the risks associated therewith be delivered to purchasers of penny stocks and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. The broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures, including the actual sale or purchase price and actual bid offer quotations, as well as the compensation to be received by the broker-dealer and certain associated persons. The regulations applicable to penny stocks may severely affect the market liquidity for our common stock and could limit your ability to sell your securities in the secondary market.

We have no public market for our common stock which may affect your ability to obtain accurate information about the stock, as well as affect its liquidity.

         Before this offering, there has not been a public market for our common stock. We will apply to have our common stock quoted on the NASD's OTC Bulletin Board, an electronic quotation system, under the symbol "AUCC," but we do not know whether active trading in our common stock will develop and continue after this offering. Because trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on an exchange or NASDAQ, you might find it difficult to obtain accurate prices for or to dispose of our common stock.

There is no firm commitment or minimum requirement to purchase the shares of common stock that we are offering, which means that we may not be able to raise sufficient funds to continue operations.

         There is no commitment on the part of any entity or individual to purchase all or any part of the shares that we are offering. We are offering the shares on a direct participation basis, which means that we will directly solicit potential purchasers of our stock, primarily through general advertising media and without the assistance of an underwriter or broker/dealers, and without any prior indication of interest in purchasing our shares. In addition, there is no minimum purchase requirement for the shares that we are offering directly. Therefore, we cannot anticipate or plan on receiving any specified level of funding, which heightens the uncertainty surrounding our ability to continue as a going concern.

The exercise of our put rights with Swartz pursuant to the Investment Agreement may lower the market price of our common stock and substantially dilute the interests of other holders of our common stock.

         As we exercise our put rights pursuant to our Investment Agreement with Swartz, we will be required to issue shares of our common stock to Swartz at a price below the prevailing market price of our common stock.

         The shares issuable to Swartz upon exercise of our put rights will be issued at a price equal to the lesser of (i) the market price for our common stock minus $0.25 or (ii) 91% of the market price for our common stock. Accordingly, we will issue the shares issuable to Swartz upon exercise of our put rights at a rate that will be below the market price of our common stock.

         The sale of material amounts of our common stock could reduce the price of our common stock and encourage short sales.

         As we sell shares of our common stock to Swartz pursuant to our put rights and if, and to the extent that Swartz sells our common stock, our common stock price may decrease due to the additional shares in the market. As the price of our common stock decreases, and if we decide to continue to exercise our right to put shares to Swartz, we will be required to issue more shares of our common stock for any given dollar amount invested by Swartz, subject to a minimum put price and/or maximum dollar amount of common stock that may be designated by us. This may encourage short sales, which could place further downward pressure on the price of our common stock. Swartz has, however, indicated to us that it will not engage in short selling of our common stock.

         The exercise of our put rights may substantially dilute the interests of other holders.

         The shares of our common stock issuable upon exercise of our put rights will be available for sale immediately upon issuance. Accordingly, subject to
(i) any designated minimum put price and/or maximum dollar amount we may specify, (ii) any minimum number of shares which we choose to put and (iii) any volume limitations, as further described under "Selling Stockholders," the exercise of our put rights may result in substantial dilution to the interests of the other holders of our common stock and the price of our common stock may decrease which would entitle Swartz to receive a greater number of shares of our common stock upon further exercise of our put rights. For example, if we desire to raise the same amount of proceeds with each put, and the effect of each put reduces our stock price, then we will need to put an increased number of shares with each put (in order to obtain our desired proceeds), which will result in additional dilution to our stockholders.

The exercise of outstanding options and warrants may adversely affect our stock price and your percentage ownership.


         There are outstanding options and warrants to purchase 6,227,332 shares of our common stock, including the warrant to purchase 500,000 shares that we issued to Swartz under the Investment Agreement. In the future, we may grant more warrants or options under stock option plans or otherwise. The exercise of stock options and warrants that are presently outstanding or may be issued in the future will dilute the percentage ownership of our other stockholders.


         The commitment warrant issued to Swartz will provide, during its term, an opportunity for Swartz to profit from a rise in the market price of our common stock with resulting dilution in the ownership interest in American Utilicraft held by stockholders. Because Swartz would most likely opt to exercise the warrant and receive the underlying common stock at a time when we may be able to obtain capital by a new offering of securities on terms more favorable than those provided by the warrant, the terms on which we may be able to obtain additional capital could be adversely affected.

We are required to make mandatory payments to Swartz in certain circumstances which will further increase our expenses and operating losses.

         For each six month period during which we have not put at least $1,000,000 worth of shares to Swartz, we must pay Swartz an amount equal to $100,000 minus 10% of the aggregate dollar amount of the shares that were put to Swartz during that period. If we terminate the Investment Agreement or if certain events occur, such as the delisting of our common stock from a stock exchange, the NASDAQ market or the OTC Bulletin Board that lasts for a period of at least four months, we must pay Swartz the greater of the amount described above or the amount equal to $200,000 minus 10% of the aggregate amount of the shares put to Swartz to date.

Although the loss of John Dupont, the president, chief executive officer and founder of American Utilicraft and designer of our products, would adversely affect our ability to succeed, his employment agreement imposes certain burdens on American Utilicraft.

         We depend heavily on the contributions and efforts of John Dupont who has over 25 years of experience in the aviation industry and has developed and designed our key products, i.e., the FF-1080-200, the ETA and the AFRS. His departure would deprive American Utilicraft of substantial experience, capability and vision which we need to successfully complete and market the FF-1080-200 aircraft. The employment agreement that we have negotiated with Mr. Dupont provides that he will remain with us until February 28, 2005. We have no assurance, however, that upon the expiration of this agreement, he will remain in our employ. We intend to obtain key man insurance on the life of Mr. Dupont.

         Although the loss of Mr. Dupont would adversely affect our ability to succeed, his employment agreement imposes certain burdens on us by not obligating him to devote his full time and efforts to American Utilicraft until we have obtained approximately $20,000,000 of financing. At such time as we do obtain that amount of financing, we are obligated to make an interest-free loan to him of up to $500,000 payable upon his receipt of commissions from the sale of our aircraft. We must pay Mr. Dupont a commission of four percent (4%) of the gross sale price of any aircraft that we sell. Furthermore, we must pay Mr. Dupont a bonus consisting of four percent (4%) of our annual net profits. If Mr. Dupont's employment is terminated by us or as a result of a change in control of American Utilicraft, we must pay him a lump sum payment of ten times the average amount of his annual base salary, which is currently $200,000, and ten times the average amount of bonus payments, paid for five years prior to the date of termination.

If we do not successfully manage future growth, our ability to complete production of the FF-1080-200 aircraft according to our current schedule, may be adversely affected.

         Currently, we have six full-time and two part-time employees located in our office in Lawrenceville, Georgia. We have plans to expand our operations over the next 12 months by adding 25 employees in our Lawrenceville facility, primarily in the engineering design area. Over the next 12 months, we intend to construct our permanent headquarters and product completions facility at the Gwinnett County Airport in Lawrenceville, Georgia at an estimated cost of approximately $6,780,000. Our plans provide for a possible expansion of the completions facility at a cost of $2,915,000 which we will undertake if we have sufficient working capital available and demand for our product is strong. We are also planning to construct our final assembly facility in Huntsville, Alabama over the next 18 months at an estimated cost of approximately $14,555,000. Our plans provide for expansion of the final assembly facility at a cost of an additional $14,555,000, with the option to build a duplicate assembly facility at the same location. While we do not currently have leases for any of these properties, we intend to pursue the negotiation and conclusion of such agreements, although we cannot guarantee that we will be able to conclude them. At this time, we have no plans for any additional domestic or international expansion. If we are unable to manage our anticipated future growth effectively with its resulting increases in operating, administrative, financial, accounting and personnel systems, our ability to complete production of the FF-1080-200 on schedule could be adversely affected.

We may encounter obstacles such as product supplier delays, design and engineering difficulties, and FAA certification delays or denials, in completing construction of the FF-1080-200, which will further delay our ability to begin generating revenue and require us to incur additional expenses.

         Our technologies and products are in various stages of development, which has taken longer than anticipated and could be subject to additional delays. In particular, the FF-1080-200 aircraft, which will initially be our key product, is still in the developmental stage and has not yet been constructed. We anticipate that it will be at least two years before the FF-1080-200 is ready to be marketed. We may experience product design and engineering difficulties as we embark on the construction of what until now has only existed as a paper design. In particular, the aircraft may fail to meet certain design performance specifications. In addition, we may experience delays in constructing the FF-1080-200 due to the failure by any manufacturing entity that has signed an agreement with us to fulfill its obligations under such agreement. Finally, the FAA may delay certification of the FF-1080-200 or may determine that it will not grant certification of the FF-1080-200 at all. Such factors are not within our control. The occurrence of any of these eventualities would further delay our ability to begin generating revenue and require us to incur additional unplanned expenses which could adversely impact our business.

Because we are significantly smaller than the majority of other aerospace companies, we may be at a competitive disadvantage if such companies introduce products that are similar to ours.

         Most of the other established aerospace companies, such as Boeing and Airbus, have greater capital resources, more significant research and development programs and facilities, and greater experience in the production, marketing and distribution of aerospace products than we do. We have identified one potential competitor, the Ayres Corporation, which intends to build a competitive aircraft designed to transport cargo along short haul routes, but which has recently entered Chapter 11 bankruptcy proceedings. Although we have not identified any other companies that are producing or are contemplating production of aircraft that we believe would be directly competitive with the FF-1080-200, our ability to compete effectively would be adversely affected if one of the more established companies that can devote significant resources to the development, sale and marketing of its products decides to compete with us.

The FF-1080-200 may not achieve market acceptance due to miscalculations of market demand or profitability of the product, which will threaten our ability to continue as a going concern.

         The FF-1080-200 may not achieve market acceptance due to miscalculations by us of the actual market demand for a short to medium range freight aircraft and the related cost/benefit analyses which form the basis of our estimates of future profitability. If the market does not accept the FF-1080-200 or evidences lower than expected needs for such an aircraft, our ability to continue as a going concern will be adversely affected since our viability depends on a certain level of commercial success of the FF-1080-200, which will initially be our key product.

We may not be able to conclude agreements with the manufacturers and suppliers that we need in order to complete construction of the FF-1080-200, which would further delay our ability to begin generating revenue and require us to incur additional expenses.

         We currently have an agreement with The Aerostructures Corporation for the provision of technical design services for a wing system for the FF-1080-200. Although we have received verbal and in some cases preliminary written commitments from various other manufacturers and suppliers that we need in order to complete the construction of the FF-1080-200, we may not be able to conclude binding agreements with them. Failure to conclude agreements with those companies that have given us such commitments would require us to locate alternative sources that are able to allocate a portion of their capacity sufficient to meet our needs, produce subassemblies of acceptable quality, provide acceptable manufacturing yields and deliver these products to us on time, as well as be FAA-certified, which could result in further delays to our production schedule. Such failure could also require us to spend more money than we had anticipated in constructing the FF-1080-200, since the preliminary arrangements that we will attempt to document in binding agreements are supposed to involve favorable pricing terms.

Our limited ability to protect our intellectual property rights may adversely affect our ability to compete.

         Our success depends significantly upon proprietary technology. We rely on a combination of patent and trade secret laws, licensing agreements, non-disclosure agreements and other contractual provisions to establish, maintain and protect our proprietary rights, all of which afford only limited protection. We currently have a U.S. design patent issued for the FF-1080-200 and a U.S. method patent issued for the ETA. We also have one U.S. patent pending for the AFRS. The patent on that pending application may not be issued, and if issued, any claims allowed may not be sufficiently broad to protect our rights in such technology. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to infringe aspects of our products or services or to obtain and use information that we regard as proprietary. We recently identified a potential source of infringement of our design patent and we have sent a letter to the appropriate party advising of this potential infringement. We have subsequently learned that this party has entered into Chapter 11 bankruptcy proceedings. We will monitor the situation and, if warranted, we are ready to file a complaint and take whatever action we deem necessary to protect our intellectual property rights.

Our issuance of preferred stock and our right to issue additional preferred stock may facilitate management entrenchment.

         Our board of directors has the right to issue up to 7,500,000 shares of preferred stock and to determine the rights, prices, preferences, privileges, and restrictions, including voting rights, of these shares without the approval of our stockholders. We have issued 1,970,787 shares of Series A Convertible Preferred Stock to two of our officers in exchange for common stock held by them. The holders are entitled to ten votes for each share of our common stock into which the Series A Convertible Preferred Stock can be converted. Any issuance of preferred shares could be used by our current management to delay, defer or prevent a change in management, which may not be in the best interests of the holders of our common stock.

                                 Use of Proceeds

         We will not receive any proceeds from the resale of our common stock by the selling stockholders but we will receive funds from the sale of shares of our common stock that we are directly offering to new stockholders. We will also receive proceeds from the sale of our common stock to Swartz pursuant to the Investment Agreement, and, if exercised, we will receive proceeds from Swartz upon Swartz's exercise of the warrant that we have issued to it, pursuant to the Investment Agreement.

         We estimate that the maximum proceeds to us from the sale of the 2,000,000 shares of our common stock that we are offering pursuant to this prospectus will be approximately $8,000,000. We estimate that the maximum proceeds from the sale of up to 7,000,000 put shares of our common stock to Swartz will be approximately $28,000,000. These estimates are based on an initial public offering price of $4.00 per share. Maximum net proceeds, which are determined after deducting all expenses of this offering (estimated to be $154,013), will be approximately $35,845,987, assuming the sale of the 9,000,000 shares noted above.

         Based on various assumptions with respect to the success of the offering, we intend to use the net proceeds from this offering, as follows:


Estimated Percentage of Offering Sold            100%              75%             50%             25%
                                            ------------     ------------     ------------     ------------
Direct Sale of Shares to the Public
-----------------------------------

Prototype Aircraft Development              $ 6,995,000      $ 4,995,000      $ 3,795,000      $         -
FF-1080-200 Certification Program           $         -      $         -      $         -      $         -
Sales and Marketing Expenses                $   250,000      $   250,000      $   150,000      $   150,000
General and Administrative Expenses         $   600,987      $   600,987      $   400,987      $   400,987
-----------------------------------------------------------------------------------------------------------
Subtotal Prototype Aircraft Development     $ 7,845,987      $ 5,845,987      $ 4,345,987      $   550,987

General Working Capital                     $         -      $         -      $         -      $ 2,670,000
Registration Expenses                       $   154,013      $   154,013      $   154,013      $   154,013
-----------------------------------------------------------------------------------------------------------
Total - Direct Sale                         $ 8,000,000      $ 6,000,000      $ 4,500,000      $ 3,375,000


Sale of Put Shares to Swartz
----------------------------

FF-1080-200 Certification Program           $20,122,987      $14,161,490      $         -      $         -
Sales and Marketing Expenses                $ 1,400,000      $ 1,400,000      $ 3,500,000      $ 4,000,000
General and Administrative Expenses         $ 4,323,000      $ 4,323,000      $ 1,662,245      $ 1,586,497
-----------------------------------------------------------------------------------------------------------
Subtotal Prototype Aircraft Development     $25,845,987      $19,884,490      $ 5,162,245      $ 5,586,497

Construction of Development
Hangar at Gwinnett County Airport           $         -      $         -      $ 6,780,000      $         -
General Working Capital                     $ 2,000,000      $ 1,000,000      $ 1,480,748      $         -
-----------------------------------------------------------------------------------------------------------
Total from Swartz Puts                      $27,845,987      $20,884,490      $13,422,993      $ 5,586,497

Grant Total                                 $35,845,987      $26,884,490      $17,922,993      $ 8,961,497
                                           =============     ============     ============     ============

         As noted above, in the event that we are unable to sell more than fifty percent (50%) of the shares offered hereby, we anticipate that we will delay development of the prototype aircraft and FAA certification and will increase our sales and marketing efforts in order to generate purchase commitments which we may then attempt to leverage in order to obtain additional financing.

                         Determination Of Offering Price

         Our management has arbitrarily determined the price at which the shares are being offered for sale under this prospectus. Prior to this registration of our common stock, there has been no public market for any of our securities and we cannot give you any assurance that a market will develop. Broker-dealers and market makers will determine the price of our common stock when sold by our selling stockholders in negotiated transactions or in trades over the open market where we intend to list our common stock. The following are some of the factors that must be considered by broker-dealers, market makers and investors in order to determine the price for our securities in the public market:

         o        Estimates of our business potential;
         o Prevailing market conditions in the United States economy and the market in which we intend to compete; and
         o An evaluation of other companies comparable to American Utilicraft and their ability to effectively compete with our products.

                              Selling Stockholders

         The shares covered by this prospectus consist of 2,000,000 shares of our common stock that we are offering directly, 7,000,000 shares issuable to Swartz as put shares, 1,329,707 shares already issued to selling stockholders and 500,000 shares reserved for issuance upon exercise of a commitment warrant granted to Swartz. The selling stockholders will actually determine the number of shares that may be sold by the selling stockholders.


The following table sets forth information as of April 13, 2001 regarding the selling stockholders. The actual number of shares of our common stock issuable upon exercise of our put rights is subject to adjustment and could be materially less or more than the amount set forth in the table below, depending on factors which we cannot predict at this time, including, among other factors, the future market price of our common stock.


         Mr. Smith, who has beneficial ownership of more than five percent of our outstanding common stock, has entered into a lease agreement with us for the lease of an aircraft. Neither Mr. Smith nor Swartz is an affiliate of ours because neither party, as a result of such party's ownership of our common stock or a warrant to purchase our common stock, has the ability to control, controls, is controlled by or is under common control with American Utilicraft. None of the selling stockholders are or were affiliated with registered broker-dealers. Except as indicated below, the selling stockholders have advised us that they possess sole voting and investment power with respect to the shares being offered.

         The percentages shown in the table are based upon 9,281,562 shares of our common stock issued and outstanding as of the date of this prospectus. The numbers shown in the column "Maximum No. of Shares to be Sold in this Offering" for Swartz include shares that may be issuable to Swartz upon exercise by us of our put rights and the exercise by Swartz of its warrant.

                                         Shares         Percent of         Maximum No. of
                                      Beneficially    Class of Shares       Shares to be    Percent of Class of
                                     Owned Prior to     Owned before        Sold in this        Shares Owned
 Name of Stockholder                    Offering        the Offering          Offering      After the Offering
 ---------------------------         --------------     ------------        ------------    ------------------
Swartz Private Equity, LLC(1)           7,500,000             44.69%          7,500,000              0%
Douglas E. Smith                        1,665,607(2)          17.66%          1,056,707           6.46%
Fred E. Myers(3)                           85,256                  *             62,000               *
Randall R. Eckert                          96,287                 1%             52,000               *
Robert F. Dalton(4)                        73,258                  *             42,250               *
Terry D. Kreitzberg                        39,592                  *             25,000               *
Nikolaos Andreas Vakakis                   25,000                  *             25,000              0%
Paul Macrides and Anna                    215,154              2.32%             18,750           2.12%
Kyriakoudis
Apostolos Kyriakoudis and Mary             12,500                  *             12,500              0%
Kyriakoudis
Steven G. Pace                             12,500                  *             12,500              0%
Robert L. Thoma                            89,733                  *             12,500               *
Kenneth Wayne Lassiter                      5,500                  *              5,500              0%
Barbara G. Dalton(5)                        2,500                  *              2,500              0%
Jean H. Warner                              2,500                  *              2,500              0%
----------

(1) Represents the estimated maximum number of shares of our common stock that we may sell to Swartz pursuant to the Investment Agreement, plus 500,000 shares of our common stock underlying a warrant issued to Swartz in connection with the Investment Agreement and exercisable within 60 days of the date of this prospectus, which shares are not deemed beneficially owned within the meaning of Sections 13D and 13G of the Exchange Act prior to their acquisition by Swartz. Eric S. Swartz beneficially controls Swartz. The Manager of Swartz is Eric Swartz.
(2) Includes 458,900 shares of our common stock owned by the Smith Family Trust of which Mr. Smith is the trustee and 150,000 shares of our common stock issuable upon exercise of a common stock purchase warrant that is exercisable by Mr. Smith within 60 days after the date hereof.
(3) Includes 23,256 shares of our common stock owned by Mr. Myers and his wife.
(4) Includes 31,008 shares of our common stock owned by Mr. Dalton and his wife.
(5) Does not include 31,008 shares of our common stock owned jointly with Robert Dalton.

*        Indicates less than 1%.

Investment Agreement

         On March 8, 2001, we entered into an Investment Agreement with Swartz, which amended and restated our investment agreement with Swartz dated May 24, 2000. The Investment Agreement entitles us to issue and sell our common stock to Swartz for up to an aggregate of $50,000,000 from time to time during the three-year period following the effective date of this registration statement. Each election by us to sell stock to Swartz is referred to as a put right. Our exercise of put rights will enable us to obtain the working capital that we need to fund ongoing operations.

         Put rights. In order to invoke a put right, we must have an effective registration statement on file with the Commission registering the resale of the shares of common stock issued as a consequence of the exercise of that put right. We must also give at least ten business days' notice (or if more than two months have elapsed since the previous exercise of a put, at least 20 business days' notice) but not more than 20 business days' advance notice to Swartz of the date on which we intend to exercise a particular put right and we must indicate the amount of shares of common stock that we intend to sell to Swartz. At least 25 business days must elapse between exercises of the puts. At our option, we may also designate a maximum dollar amount of common stock (not to exceed $3,000,000) that we will sell under the put and/or a minimum purchase price per common share at which Swartz may purchase shares under the put. The minimum purchase price may not exceed 80% of the closing bid price of our common stock on the date on which we give Swartz advance notice of our exercise of a put right. The number of common shares sold to Swartz shall equal the lesser of the amount that we designate as the intended amount of shares that we will sell to Swartz or the lesser of (i) 15% of the aggregate daily reported trading volume of our common stock (excluding certain block trades) during a period that begins on the business day immediately following the day we exercise the put right and ends on and includes the day that is 20 business days after the date we exercise the put right, (ii) 15% of the aggregate daily reported trading volume of our common stock (excluding certain block trades) during a period that begins on the business day that is 20 days before the date we exercise the put right, (iii) the lesser of a maximum put dollar amount designated by us or $3,000,000, (iv) a number of shares which, when added with the number of shares acquired by Swartz during the 31 days prior to the put date, will not exceed 9.99% of the total number of shares of our common stock that would be outstanding upon completion of the put, or (v) 1,500,000 shares of common stock.

         For each share of common stock, Swartz will pay us the lesser of:

         o        The market price for such share, minus $0.25, or
         o        91% of the market price for the share;

provided, however, that Swartz may not pay us less than the designated minimum per share price, if any, that we indicate in our notice.

         Market price is defined as the lowest closing bid price for the common stock on its principal market during the pricing period. The pricing period is defined as the 20 business days immediately following the day we exercise the put right.

         Limitations and conditions precedent to our put rights. Swartz is not required to acquire and pay for any shares of our common stock with respect to any particular put for which, between the date we give advance notice of an intended put and the date the particular put closes:

         o We have announced or implemented a stock split or combination of our common stock;
         o        We have paid a common stock dividend;
         o We have made a distribution of all or any portion of our assets or evidences of indebtedness to the holders of our common stock; or
         o We have consummated a major transaction, such as a sale of all or substantially all of our assets or a merger or tender or exchange offer that results in a change of control of American Utilicraft.

         Short sales. Swartz and its affiliates are prohibited from engaging in short sales of our common stock unless Swartz has received a put and the amount of shares involved in the short sale does not exceed the number of shares specified in the put notice.

         Cancellation of puts. We must cancel a particular put between the date of the advance put notice and the last day of the pricing period if:

         o We discover an undisclosed material fact which would cause the Registration Statement not to be current until the Registration Statement is amended or supplemented to incorporate such fact;
         o The registration statement registering resales of the common shares becomes ineffective; or
         o        Our shares are delisted from the then primary exchange.

         If a put is canceled, it will continue to be effective, but the pricing period for the put will terminate at the end of the last full trading day prior to delivery of the put to Swartz. Because the pricing period will be shortened, the number of shares Swartz will be required to purchase in the canceled put will be smaller than it would have been had the put not been canceled.

         Stockholder approval. Under the Investment Agreement, we may sell Swartz a number of shares that is more than 20% of our shares outstanding on the date of this prospectus. If we become listed on The NASDAQ Small Cap Market or NASDAQ National Market, we may be required to obtain stockholder approval to issue some or all of the shares to Swartz. As our common stock will initially be quoted on the OTC Bulletin Board, we presently do not need or anticipate needing stockholder approval.

         Termination of Investment Agreement. We may terminate our right to initiate further puts or terminate the Investment Agreement at any time, except during the pricing period pertaining to any particular put, by providing Swartz with written notice of such intention to terminate; however, any such termination will not affect any other rights or obligations we have concerning the Investment Agreement or any related agreement. The Investment Agreement will automatically terminate if a registration statement for resale of the common stock is not declared effective by March 8, 2002.

         Restrictive covenants. During the term of the Investment Agreement and for a period of one year after the Investment Agreement is terminated, we are prohibited from engaging in certain transactions. These include the issuance of any equity securities, or debt securities convertible into equity securities, for cash in a private transaction without obtaining the prior written approval of Swartz. We are also prohibited, during that period of time, from entering into any agreements with respect to private equity lines similar to the Investment Agreement without obtaining Swartz's prior written approval.

         Mandatory Payments. For each six month period during which we have not put at least $1,000,000 worth of shares to Swartz, we must pay Swartz an amount equal to $100,000 minus 10% of the aggregate dollar amount of the shares that were put to Swartz during that period. This represents the amount that we negotiated with Swartz in consideration for its commitment costs, including due diligence expenses. If we terminate the Investment Agreement or if certain events occur, such as delisting from a stock exchange, the NASDAQ market or the OTC Bulletin Board that lasts for a period of at least four months, we must pay Swartz the greater of the amount described above or the amount equal to $200,000 minus 10% of the aggregate amount of the shares put to Swartz to date.

         Right of first refusal. Swartz has a right of first refusal to participate in any private capital-raising transaction of equity securities that closes from the date of the Investment Agreement (March 8, 2001) through one year after the Investment Agreement is terminated.

         Swartz's right of indemnification. We have agreed to indemnify Swartz (including its stockholders, officers, directors, employees, investors and agents) from all liability and losses resulting from any misrepresentations or breaches we make in connection with the Investment Agreement, our registration rights agreement, other related agreements, or the registration statement.

Additional Securities Being Registered

         On July 11, 2000, we issued a convertible subordinated promissory note to Mr. Smith in the aggregate principal amount of $1,000,000 bearing interest at the rate of six percent per annum. The note was convertible into 1,000,000 shares of our common stock at a conversion price of $1.00 per share. In connection with the issuance of the note, we issued to Mr. Smith a warrant for the purchase of 150,000 shares of our common stock on September 13, 2000. We received from Mr. Smith the first payment under the note in the amount of $400,000 on July 26,2000, the second payment in the amount of $300,000 on August 18, 2000, and we received from Mr. Smith the third and final payment in the amount of $300,000 on October 27, 2000. We issued 1,000,000 shares to Mr. Smith on October 25, 2000 upon his conversion of the entire principal amount of the promissory note.

         On March 9, 2001, we sold 329,707 shares of our common stock to 13 stockholders (including Mr. Smith) in a private placement pursuant to Rule 506 of Regulation D under the Securities Act.

         All of these shares are being registered for resale by this prospectus.


                              Plan Of Distribution

         Swartz and the other selling stockholders may offer all or a portion of their shares offered by this prospectus for sale, from time to time, pursuant to this prospectus, in one or more private negotiated transactions, in open market transactions in the over-the-counter market, in settlement of options transactions, or otherwise, or by a combination of these methods, at fixed prices, at market prices prevailing at the time of the sale, at prices related to such market prices, at negotiated prices or otherwise. Swartz and the other selling stockholders may effect these transactions by selling shares directly to one or more purchasers or to or through broker-dealers or agents. The compensation to a particular broker-dealer or agent may be in excess of customary commissions.

         To our knowledge, neither Swartz nor the other selling stockholders have made any arrangement with any brokerage firm for the sale of the shares. Swartz and the other selling stockholders have advised us that they presently intend to dispose of the shares through broker-dealers in ordinary brokerage transactions at market prices prevailing at the time of the sale. However, depending on market conditions and other factors, Swartz and the other selling stockholders may also dispose of the shares through one or more of the other methods described above.

         Swartz is, and the other selling stockholders may be deemed to be, an "underwriter" within the meaning of the Securities Act in connection with each sale of their shares. Any broker-dealers or agents who act in connection with the sale of the shares may also be deemed to be underwriters. Profits on any resale of the shares by Swartz and any discounts, commissions or concessions received by such broker-dealers or agents will be deemed to be underwriting discounts and commissions under the Securities Act. Because Swartz is, and the other selling stockholders may be deemed to be, an underwriter within the meaning of Section 2(a)(11) of the Securities Act, the selling stockholders will be, in the case of Swartz, and may be in the case of the other selling stockholders, subject to the prospectus delivery requirements of Section 5 of the Securities Act for transactions involving the sale of our common stock.

         We have informed Swartz that the anti-manipulation rules of the Commission, including Regulation M promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), will apply to its sales in the market, and we have informed the other selling stockholders that these anti-manipulation rules may apply to their sales in the market. Regulation M may limit the timing of purchases and sales of any of the shares of our common stock by the selling stockholders and any other person distributing our common stock. Furthermore, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of shares of our common stock to engage in market-making activities with respect to the particular shares of common stock being distributed for a period beginning five business days prior to the commencement of such distribution and ending upon such person's completion of participation in the distribution. All of the foregoing may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock. Rules 101 and 102 of Regulation M under the Exchange Act, among other things, generally prohibit certain participants in a distribution from bidding for, purchasing or inducing any person to bid for or purchase, any of the securities that are the subject of the distribution. Rule 104 of Regulation M governs bids and purchases made to stabilize the price of a security in connection with a distribution of the security. We have provided the selling stockholders with a copy of such rules and regulations. The selling stockholders have informed us they will not be engaging in short selling.

         Swartz and the other selling stockholders will pay all commissions, transfer taxes and other expenses associated with their sales. The shares offered hereby are being registered pursuant to our contractual obligations, and we have agreed to pay the expenses of the preparation of this prospectus. We have also agreed to indemnify Swartz against certain liabilities, including, without limitation, liabilities arising under the Securities Act.

         Also, we are directly selling 2,000,000 shares in this offering without an underwriter. Our officers intend to market the 2,000,000 shares through general advertising media to family members, acquaintances, existing stockholders and other parties with whom we have existing business or personal relationships, but only in those states where this offering is authorized. For information on how to subscribe, call (212) 473-3700 and ask for Cynthia Demonte.


                                Legal Proceedings

         We are not a party to any material legal proceedings. However, on September 15, 2000, we notified a company that we believe may be infringing, or may be about to infringe, our design patent for the FF-1080-200 aircraft, of its potential infringement. We have subsequently learned that this company has entered into Chapter 11 bankruptcy proceedings. We will monitor the situation, and we are ready to file a formal complaint against the company if required in order to protect our intellectual property rights.

         We have recently settled a claim for deferred compensation in the aggregate amount of $315,850 allegedly owed to Mr. Chester D. Taylor, a former director and consultant of American Utilicraft. Pursuant to this settlement, we issued Mr. Taylor a warrant to purchase 50,000 shares of our common stock at an exercise price of $3.00 per share.

                                   Management

Directors and Executive Officers

         The following persons are our current directors, executive officers and significant employees:

Name                         Age                    Position
----                         ---            --------------------------

John J. Dupont                53            President, Chief Executive
                                            Officer,
                                            Director
James S. Carey                48            Executive Vice President; Vice
                                            President of Marketing;
                                            Secretary; Director
R. Darby Boland               49            Vice President, General Manager,
                                            Director
Edward F. Eaton               52            General Counsel, Director
Thomas A. Dapogny             38            Vice President of Operations
M. Karen Shoemaker            43            Principal Accounting Officer

John J. Dupont
President and Chief Executive Officer; Director

         Mr. Dupont has been a director and President and Chief Executive Officer of American Utilicraft since 1990. From 1984 to 1989, Mr. Dupont was the President and CEO of Skytrader Corporation, an aeronautical research and development firm which he founded in 1984, and where he designed the UV-23 Scout STOL (Skytrader). From 1989 through July 1990, Mr. Dupont was President of Advanced Lift Research, Inc. where he completed a design feasibility study, market review and operational competitive analysis of a new 17,000 lb. aircraft design, the UC-219, specifically for the worldwide combination passenger/freight market.

James S. Carey
Executive Vice President; Vice President of Marketing, Director

         Mr. Carey has been the Executive Vice President of Marketing and a director of American Utilicraft since 1991. From 1985 to 1991, Mr. Carey was the Senior Vice President of Airline Economics, Inc. where he developed production processes for Airline Economics' publications, The Airline Quarterly and Blue Chip Airline Financial Indicators. He also supervised and/or performed all project research for Airline Economics' consulting activities, airline traffic forecasts, unit cost analysis, airline route and profitability analysis, and airline asset valuation. Prior to that, Mr. Carey was the Director of Research and a Director of Avmark, Inc. where he was responsible for preparation of its airline statistical publications. He conducted aircraft values research and performed aircraft appraisals and financial analyses for U.S. and foreign airlines. Mr. Carey has also operated his own company, Micro Associates, which assisted individuals and businesses in the introduction of microcomputers, developed an aircraft leasing analysis system, provided assistance to Airline Economics, Inc. in airline statistical publications, and instituted several personal computer training programs. Mr. Carey has a Bachelor of Science degree from Northeastern University in the fields of business administration and aviation technology.

R. Darby Boland
Vice President, General Manager, Director

         Mr. Boland has been the Vice President and General Manager of American Utilicraft since 1999 and a director since 2000. From 1975 to 1978, he was a Design and Logistics Engineer with McDonnell Douglas Corporation in connection with the F4, F15, Harpoon and Cruise Missile programs. From 1978 to 1989, he was the Executive Manager with Southwestern Bell Corporation, where he was responsible for the design, implementation and marketing technical support of fiber-optic network systems for long distance and cellular service providing companies. From 1989 to 1992, he was the Director of Corporate Development of Restore Industries, a telecommunications service equipment provider. In 1988, Mr. Boland founded B&H Machine, Inc., a design manufacturer of metal cutting die products, where he served as President and Chief Executive Officer, and financed the sale of the company in 1996. After 1996, Mr. Boland assisted American Utilicraft with the ongoing development of its program until his recent appointment to Vice President, General Manager and Director. Mr. Boland is a graduate of St. Louis University with a B.S. degree in Aeronautical Engineering Management.

Edward F. Eaton
General Counsel, Director

         Mr. Eaton has been a director of American Utilicraft since 1992. He is an attorney with Connolly, Bove, Lodge & Hutz of Wilmington, Delaware, where he has been a partner since 1991. He practices in the areas of litigation, criminal law, real estate law, and business and commercial law, and has been employed with Connolly, Bove since 1986. Mr. Eaton received his J.D. from Temple University and his Bachelor's degree from Cornell University.

Thomas Dapogny
Vice President of Operations

         Mr. Dapogny has been the Vice President of Operations since 1998. From 1986 to 1997, he served as a consultant in information systems development for clients such as E-Systems/Raytheon, Ernst & Young, CACI, Global One, CSC and National Computer Systems. His project work included CASE tool management; analysis and design; rapid prototype design and production; management and production of system life-cycle technical, management, and user documentation; development and production of Help systems; curriculum design and training material production; user-group management; and contract proposal development.

M. Karen Shoemaker
Principal Accounting Officer

         Ms. Shoemaker has been the Principal Accounting Officer of American Utilicraft since 2000. Ms. Shoemaker has over twenty-four years of finance, accounting and payroll experience. From 1988 to 2001, Ms. Shoemaker served as the President of By the Numbers, Inc., an accounting management consulting firm. As President, Ms. Shoemaker oversaw the management of automated accounting services, controller services and consulting services including interface of payroll and order entry and other exterior programs with accounting programs; and the selection and implementation of automated accounting and payroll systems for over 35 companies.

Board of Directors

         Upon this offering, we will have four directors. In accordance with our amended Bylaws, the terms of office of the members of our board of directors are divided into three classes: Class I, whose term will expire at the annual meeting of our stockholders to be held in 2001, Class II, whose term will expire at the annual meeting of our stockholders to be held in 2002 and Class III, whose term will expire at the annual meeting of our stockholders to be held in 2003. Mr. Carey serves as the Class I director, Mr. Boland serves as the Class II director, and Mr. Dupont and Mr. Eaton serve as the Class III directors. At each annual meeting of our stockholders beginning with the 2001 annual meeting, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election and until their successors have been elected. If we add additional directors, they will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. The classification of our board of directors may have the effect of delaying or preventing changes in control of our management.

         There are no existing requirements regarding the composition of the board of directors or any committees thereof.

Executive Compensation

         The following table sets forth the compensation earned by the President and Chief Executive Officer and two executive officers whose total compensation exceeded $100,000 for fiscal year 2000, for services rendered in all capacities to American Utilicraft for each of the last three fiscal years. All the individuals named in the table will hereinafter be referred to as the "Named Executive Officers."

                                   Summary Compensation Table

                                                                  Annual Compensation
                                                       -----------------------------------------
Name and Principal Position                 Fiscal                                  Other Annual
                                             Year       Salary       Bonus          Compensation
                                             ----       ------       -----          ------------
John J. Dupont (1)                           2000      $200,000      $    0          $   0
   President and Chief Executive Officer     1999      $200,000      $    0          $   0
                                             1998      $200,000      $    0          $   0

James S. Carey (2)                           2000      $125,000      $ 1,500         $   0
   Executive Vice President; Vice            1999      $125,000      $    0          $   0
   President of Marketing                    1998      $125,000      $    0          $   0

Thomas Dapogny (3)                           2000      $100,000      $ 1,500         $   0
   Vice President of Operations              1999      $100,000      $    0          $   0
                                             1998      $ 60,000      $    0          $   0

(1) Mr. Dupont elected to defer a portion of his compensation for each of the three fiscal years in the following amounts: (i) for 1998 he deferred $84,792, (ii) for 1999 he deferred $35,882, and (iii) for 2000 he deferred $31,000. Mr. Dupont has been deferring a portion of his compensation each year since 1990. As of December 31, 1999, Mr. Dupont had deferred an aggregate of $410,962 in compensation. In October 2000 Mr. Dupont elected to convert all deferred compensation due him as of December 31, 1999 into a warrant to purchase shares of our common stock. For each dollar of deferred compensation owed to him, he received a warrant to purchase one share of our common stock for a total of 410,962 shares. The warrants have an exercise price of $3.00, expire on September 30, 2003 and vest as follows: 50% immediately, 25% on the first anniversary of the date of the warrant and 25% on the second anniversary of the date of the warrant.
(2) Mr. Carey elected to defer a portion of his compensation for each of the three fiscal years in the following amounts: (i) for 1998 he deferred $73,700, (ii) for 1999 he deferred $30,961 and (iii) for 2000 he deferred $44,000. Mr. Carey has been deferring a portion of his compensation each year since 1991. As of December 31, 1999, Mr. Carey had deferred an aggregate of $336,461 in compensation. In October 2000 Mr. Carey elected to convert all deferred compensation due him as of December 31, 1999 into a warrant to purchase shares of our common stock. For each dollar of deferred compensation owed to him he received a warrant to purchase one share of our common stock for a total of 336,461 shares. The warrants have an exercise price of $3.00, expire on September 30, 2003 and vest as follows: 50% immediately, 25% on the first anniversary of the date of the warrant and 25% on the second anniversary of the date of the warrant.
(3) Mr. Dapogny joined American Utilicraft in 1998. He elected to defer a portion of his compensation for each of the three fiscal years in the following amounts: (i) for 1998 he deferred $49,500, (ii) for 1999 he deferred $21,231 and (iii) for 2000 he deferred $2,150. As of December 31, 1999, Mr. Dapogny had deferred an aggregate of $70,731. In October 2000 Mr. Dapogny elected to convert all deferred compensation due him as of December 31, 1999 into a warrant to purchase shares of our common stock. For each dollar of deferred compensation owed to him he received a warrant to purchase one share of our common stock for a total of 70,731 shares. The warrants have an exercise price of $3.00, expire on September 30, 2003 and vest as follows: 50% immediately, 25% on the first anniversary of the date of the warrant and 25% on the second anniversary of the date of the warrant.

                       Warrant Grants in Fiscal Year 2000

         The following table provides information on grants of warrants in the fiscal year ended December 31, 2000 to the Named Executive Officers.

                                                          Percent of
                                       Number of         Total Warrants
                                      Securities          Granted to         Exercise
                        Grant         Underlying         All Employees         Price    Expiration
   Named Officer         Date      Warrants Granted      in Fiscal Year      ($/Share)     Date
   -------------         ----      ----------------      --------------      ---------     ----
John J. Dupont         10/5/00         2,000,000             (1)                $5.00    09/30/03
                       10/5/00           410,962             (2)                $3.00    09/30/03
---------------------------------------------------------------------------------------------------
James S. Carey         10/5/00           200,000             38.5%              $5.00    09/30/03
                       10/5/00           336,461             (2)                $3.00    09/30/03
---------------------------------------------------------------------------------------------------
Thomas Dapogny         10/5/00           100,000             19.2%              $5.00    09/30/03
                       10/5/00            13,000             (1)                $3.00    09/30/03
                       10/5/00            70,731             (2)                $3.00    09/30/03

(1) These warrants were not granted in consideration for the recipient's rendition of services to American Utilicraft.
(2) These warrants were granted to the recipients in lieu of American Utilicraft's payment to them of accrued compensation as noted in the Summary Compensation Table above.


                  Warrant Exercises and Fiscal Year-End Values

         The following table provides information on warrant exercises in the fiscal year ended December 31, 2000, by the Named Executive Officers and the value of unexercised warrants held by the Named Executive Officers as of December 31, 2000.

                                                            Number of
                          Shares                      Securities underlying              Value of Unexercised
                        Acquired on      Value        Unexercised Warrants at         In-the-money Warrants at
         Name            Exercise       Realized         December 31, 2000               December 31, 2000
         ----            --------       --------         -----------------               -----------------
                                                    Exercisable    Unexercisable    Exercisable    Unexercisable
                                                    -----------    -------------    -----------    -------------
    John J. Dupont        None           N/A          205,481        2,205,481           (1)             (1)
    James S. Carey        None           N/A          168,231          368,230           (1)             (1)
    Thomas Dapogny        None           N/A           35,366          148,365           (1)             (1)

(1) Since our common stock is not currently publicly traded, there is no readily ascertainable fair market value upon which to base the calculation. If the calculation was to be based upon our most recent private sale of common stock at $2.00 per share, all listed warrants would be out of the money.


Employment Agreement with John Dupont

         We entered into an employment agreement with John Dupont, the President and Chief Executive Officer, on February 28, 1991, which was amended on April 6, 1999 to renew the Agreement for another six years until February 28, 2005. The employment agreement was also amended on October 4, 2000 to adjust Mr. Dupont's compensation as follows: (i) effective January 1, 1997, Mr. Dupont's annual base salary was increased to $150,000, (ii) effective January 1, 1998, Mr. Dupont's annual base salary was increased to $200,000 and (iii) upon the effectiveness of this registration statement and American Utilicraft becoming a reporting company under the Securities Exchange Act of 1934, Mr. Dupont's base salary will be increased to $250,000. The amendment also provides that we can elect to defer

Mr. Dupont's compensation in the event that we have insufficient funds to pay said compensation when earned. The employment agreement provides that Mr. Dupont will devote his full time and efforts to American Utilicraft once financing of approximately $20,000,000 is in place. In addition, at such time, we will lend Mr. Dupont up to $500,000, to be repaid by Mr. Dupont without interest from and at the rate of 50% of the first commissions paid to Mr. Dupont on the sale of the aircraft, as described below. Mr. Dupont will also receive commissions of four percent of the gross sale price of aircraft that we or any of our partners sell. In addition, Mr. Dupont will earn an annual bonus of four percent of our net profits in any given fiscal year in which Mr. Dupont worked for us. If Mr. Dupont's employment with us is terminated as a result of a change in control of American Utilicraft or if we terminate Mr. Dupont's employment, Mr. Dupont will receive a lump sum payment of ten times the average amount of his annual base salary and ten times the average amount of bonus payments, paid for five years prior to the date of termination. Mr. Dupont will also be able to surrender any stock option that he may own at the higher of the option price and the price of the stock on the date of the change of control or the date of termination. He will also have all employee benefits that he receives paid for an additional two years.

Employment Agreement with James Carey

         We entered into an employment agreement with James Carey, the Executive Vice President and Vice President of Marketing, on August 15, 1991, which was amended on April 6, 1999 to renew the Agreement for six years until February 28, 2005. The employment agreement was also amended on October 4, 2000 to adjust Mr. Carey's compensation as follows: (i) effective January 1, 1997, Mr. Carey's annual base salary was increased to $100,000, (ii) effective January 1, 1998, Mr. Carey's annual base salary was increased to $125,000 and (iii) upon the effectiveness of this registration statement and American Utilicraft becoming a reporting company under the Securities Exchange Act of 1934, Mr. Carey's base salary will be increased to $175,000. The amendment also provides that we can elect to defer Mr. Carey's compensation in the event that we have insufficient funds to pay said compensation when earned. Mr. Carey will also receive commissions of 0.50% of the gross sale price of aircraft that we or any of our partners sell. If we terminate Mr. Carey's employment for any reason other than for cause, we will pay Mr. Carey a lump sum payment of two times the average amount of his annual base salary. If Mr. Carey's employment is terminated other than for cause as a result of a change in control, he shall receive a lump sum payment of ten times the amount of his annual base salary, allowance of surrender of stock options at the higher of the option price and the price of the stock on the date of the change of control or date of termination and employee benefits for an additional two years.

Employment Agreement with Thomas Dapogny

         We entered into a three-year employment agreement with Thomas Dapogny, the Vice President of Operations, on July 15, 2000. The employment agreement was amended on October 4, 2000 to adjust Mr. Dapogny's compensation as follows: (i) Mr. Dapogny's annual base salary will be $100,000 and (ii) upon the effectiveness of this registration statement and American Utilicraft becoming a reporting company under the Securities Exchange Act of 1934, Mr. Dapogny's base salary will be increased to $125,000. The amendment also provides that we can elect to defer Mr. Dapogny's compensation in the event that we have insufficient funds to pay said compensation when earned. We will also pay Mr. Dapogny a bonus of .125% of the price of any FF-1080-200 aircraft that is sold if such sale is attributed to Mr. Dapogny. If we terminate Mr. Dapogny's employment for any reason other than for cause, we will pay Mr. Dapogny a lump sum payment of two times the average amount of his annual base salary. If Mr. Dapogny's employment is terminated other than for cause as a result of a change in control, he shall receive a lump sum payment of ten times the amount of his annual base salary, allowance of surrender of stock options at the higher of the option price and the price of the stock on the date of the change of control or date of termination and employee benefits for an additional two years.

Directors' Compensation

         Our bylaws authorize our board of directors to fix the compensation of directors for services related to their membership in board committees and allow the reimbursement of expenses of directors for their attendance at each meeting of our board of directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of April 13, 2001, certain information as to shares of our voting stock owned by (i) each person known to beneficially own more than five percent of our outstanding voting stock, (ii) each of our directors, including nominees for director, and each of our executive officers, and (iii) all of our executive officers and directors as a group. Unless otherwise indicated, the address of each named beneficial owner is the same as that of our principal executive offices located at 300 Petty Road N.E., Suite B, Lawrenceville, Georgia 30043.


                                                                            Shares of
                                                                           Voting Stock   Percentage of Class
                                                                           Beneficially      Beneficially
Name (and Address) of Beneficial Owner (1)          Title of Class         Owned (2)(3)          Owned
---------------------------------------             --------------         ------------          -----
John J. Dupont (4)                                 Series A Preferred        1,083,000           54.95%
                                                   Common                    1,288,481           12.19%
R. Darby Boland (5)                                Series A Preferred          887,787           45.05%
                                                   Common                      887,787            8.73%
James S. Carey (6)                                 Common                      323,271            3.42%
Edward Eaton(7)                                    Common                      101,232            1.10%
Thomas Dapogny (8)                                 Common                      129,722            1.39%
Douglas E. Smith (9)                               Common                    1,665,607           17.66%
Karen Morgison (10)                                Common                    1,209,329           12.85%
Patricia D. Parsons                                Common                      912,000            9.83%
Harlyn Hubbs                                       Common                      779,076            8.39%
Swartz Private Equity, LLC (11)                    Common                      500,000            5.11%
LeRoy Svendsen                                     Common                      478,800            5.16%
All executive officers and directors as a
  group (5 persons)............................    Common                    2,730,493           23.41%
                                                   Series A Preferred        1,970,787          100.00%

------------
(1) Mr. Smith's address is 997 Windy Hill Rd., Suite A, Smyrna, GA 30080; Ms. Morgison's address is 1000 96th Terrace NE, Kansas City, MO 64155; Ms. Parson's address is 2820 Sugarloaf Club Dr., Duluth, GA 30097; Mr. Hubbs' address is 7230 Covered Bridge Dr., Waterloo, IL 62298; Mr. Svendsen's address is 9015 Sumac Cove, San Antonio, TX 78266; and Mr. Young's address is 6718 Whittier Ave., Suite 220, McLean, VA 22101.
(2) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Pursuant to the rules of the Securities and Exchange Commission, shares of our common stock that each named person and group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights, are deemed outstanding for purposes of computing shares beneficially owned by and the percentage ownership of each such person and group. However, such shares are not deemed outstanding for purposes of computing the shares beneficially owned by or percentage ownership of any other person or group.
(3) Unless otherwise noted, all shares listed are owned of record and the record owner has sole voting and investment power, subject to community property laws where applicable and the information contained in the footnotes to this table.
(4) Includes 1,083,000 shares of our common stock issuable upon conversion of our Series A Convertible Preferred Stock and 205,481 shares of our common stock issuable upon exercise of a common stock purchase warrant exercisable by Mr. Dupont at or within 60 days after the date hereof.
(5) Includes 887,787 shares of our common stock issuable upon conversion of our Series A Convertible Preferred Stock convertible by Mr. Boland at or within 60 days after the date hereof.
(6) Includes 168,231 shares of our common stock issuable upon exercise of a common stock purchase warrant that is exercisable by Mr. Carey at or within 60 days after the date hereof.
(7)      Mr. Eaton holds these shares together with his wife.
(8) Includes 35,366 shares of our common stock issuable upon exercise of a common stock purchase warrant that is exercisable by Mr. Dapogny at or within 60 days after the date hereof.

(9) Includes 458,900 shares of our common stock owned by the Smith Family Trust of which Mr. Smith is the trustee, and 150,000 shares of our common stock issuable upon exercise of a common stock purchase warrant that is exercisable by Mr. Smith at or within 60 days after the date hereof.
(10) Includes 126,329 shares of our common stock issuable upon exercise of a common stock purchase warrant that is exercisable by Edward Morgison, the spouse of Karen Morgison, at or within 60 days after the date hereof.
(11) Includes 500,000 shares of our common stock issuable upon exercise of a common stock purchase warrant issued to Swartz Private Equity, LLC. Such shares are not deemed beneficially owned within the meaning of Sections 13D and 13G of the Exchange Act prior to their acquisition by Swartz.

                            Description Of Securities

         The following description summarizes some of the terms of our capital stock and provisions of our amended Certificate of Incorporation and Bylaws, which have been filed as exhibits to our registration statement, and is qualified in its entirety by reference to our amended Certificate of Incorporation and Bylaws.

         On the closing of this offering, our authorized capital stock will consist of 35,000,000 shares of common stock, $0.00001 par value per share, and 7,500,000 shares of preferred stock, $0.00001 par value per share, of which 1,970,787 have been designated as Series A Convertible Preferred Stock. As of the date of this prospectus, there were 9,281,562 shares of our common stock outstanding and held of record by 59 holders and 1,970,787 shares of our Series A Convertible Preferred Stock outstanding and held of record by 2 holders.

Common Stock

         Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of our common stock are entitled to receive such lawful dividends as may be declared by our board of directors. In the event of our liquidation, dissolution or winding up, the holders of shares of our common stock shall be entitled to receive pro rata all of our remaining assets available for distribution to our stockholders. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable, and shares of common stock to be issued pursuant to the Investment Agreement, when issued and fully paid for by Swartz, will be fully paid and non-assessable.

Preferred Stock

         Our board of directors has the authority, without further action by our stockholders, to issue up to 7,500,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of these shares of preferred stock without any further vote or action by our stockholders. These rights and preferences include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of the series. The issuance of our preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control.

Series A Convertible Preferred Stock

         We have filed a Certificate of Designation with the Secretary of the State of Delaware to designate 1,970,787 shares of our preferred stock as Series A Convertible Preferred Stock, with a par value equal to $0.00001 per share. The Series A Convertible Preferred Stock has the following rights, preferences and privileges.

         Dividends

         The holders of our Series A Convertible Preferred Stock are entitled to such lawful dividends as may be declared by our board of directors on the shares of our common stock, on a pro rata basis and pari passu with our common stock.

         Conversion

         Initially, each share of Series A Convertible Preferred Stock will be immediately convertible into one share of our common stock at the election of the holder thereof. Each share of Series A Convertible Preferred Stock will be automatically converted on the date that is six months after the date we receive approval of our FF-1080-200 from the FAA. The conversion price of the Series A Convertible Preferred Stock is initially equal to $1.00 per share and is subject to adjustment upon the occurrence of certain events.

         Liquidation

         Upon our liquidation, dissolution or winding up, the holders of our Series A Convertible Preferred Stock will be entitled to participate, on a pro rata basis and pari passu with the holders of our common stock, in the distribution of our remaining assets available for distribution to our stockholders.

         Voting

         Prior to conversion, the holders of our Series A Convertible Preferred Stock shall be entitled to ten votes for each share of our common stock into which the Series A Convertible Preferred Stock could then be converted.

Warrants

         As of April 13, 2001, the following warrants to purchase our common stock were outstanding: (i) a warrant to purchase an aggregate of 500,000 shares of our common stock at an exercise price equal to $1.00 per share, which expires on May 3, 2005; (ii) a warrant to purchase 150,000 shares of our common stock at an exercise price equal to $5.00 per share, which expires on September 13, 2003;
(iii) warrants to purchase an aggregate of 2,820,000 shares of our common stock at an exercise price equal to $5.00 per share, which expire on September 30, 2003; (iv) warrants to purchase an aggregate of 533,520 shares of our common stock at an exercise price equal to $3.00 per share, which expire on September 30, 2003; v) warrants to purchase an aggregate of 2,198,812 shares of our common stock at an exercise price equal to $3.00 per share, which expire on September 30, 2003 and, (vi) a warrant to purchase 25,000 shares of our common stock at an exercise price equal to $3.00 per share, which expires April 3, 2003.

         The warrants contain provisions that protect the holder against dilution by adjustment of the exercise price. Such adjustments will occur in the event, among others, of a merger, stock split or reverse stock split, stock dividend or recapitalization. We are not required to issue fractional shares upon the exercise of any warrant. The holder of the warrant will not possess any rights as a stockholder of American Utilicraft until the holder exercises the warrant. The warrant may be exercised upon surrender on or before the expiration date of the warrant at our office, with payment of the exercise price for the number of shares with respect to which the warrant is being exercised. The exercise price is payable either by (i) cash exercise, (ii) cashless exercise, or (iii) by a combination of them, at the election of the holder of the warrants. The cashless exercise of a warrant occurs when a number of shares of our common stock underlying the warrant and having a fair market value equal to the aggregate exercise price are canceled as payment of the exercise price.

Delaware Anti-Takeover Law and Charter Provisions

         We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203 of the Delaware General Corporation Law, a "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's voting stock. The existence of this provision would be expected to have anti-takeover effects with respect to transactions not approved in advance by our board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.

         In addition, some provisions of our Certificate of Incorporation and Bylaws may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. These provisions include:

         o Board of Directors. Our board of directors is divided into three classes of directors serving staggered terms. Our amended Bylaws authorize our board of directors to fill vacant directorships. Accordingly, even if a stockholder succeeds in a proxy contest, he or she would likely only be able to elect a minority of our board of directors.

         o Authorized but Unissued Shares. The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of American Utilicraft by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

         Continental Stock Transfer & Trust Company will act as transfer agent and registrar for our common stock upon the effectiveness of this Registration Statement.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

         None.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the following provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that such a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         Our Bylaws require us to indemnify each of our directors and officers, whether or not then in office, with respect to expenses actually and reasonably incurred by such persons in any threatened, pending or completed actions or proceedings and appeals, whether civil, criminal, administrative or investigative, in accordance with and to the fullest extent permitted by the General Corporation Law of the state of Delaware or other applicable law, as such law now exists or may hereafter be adopted or amended.

         Our amended Certificate of Incorporation provides that pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the director's fiduciary duty as a director to American Utilicraft and our stockholders. This provision in the amended Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to American Utilicraft for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         Provisions of the Investment Agreement also require us to indemnify and hold harmless Swartz and all its stockholders, officers, directors, employees and direct or indirect investors and any of their agents, members, partners or other representatives from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages and related expenses, including reasonable attorney's fees and disbursements, incurred as a result of, or arising out of, or relating to (a) any misrepresentation or breach of a representation or warranty that we made in the Investment Agreement or any related documents, (b) any breach of any covenant, agreement or obligation of ours contained in the Investment Agreement or any related documents, or (c) any cause of action, suit or claim, derivative or otherwise, by any of our stockholders based on a breach by us or any of our officers or directors of their fiduciary or other obligations to our stockholders.

                                    BUSINESS

         We were incorporated in Delaware on August 9, 1990 under the name "American Utilicraft Corporation".

Industry Background

         Prior to the de-regulation of the U.S. airline industry, air cargo was the monopoly of the scheduled air carriers that carried airfreight and mail over Government-designated route systems. The airlines, for the most part, flew linear routes from city to city, distributing freight and mail along the way. Following de-regulation, the airlines organized route systems into more efficient hub-and-spoke networks. The benefit of this system is that the carriers can consolidate passengers from many small spoke cities within a geographic region at a single hub airport. This practice helps to ensure that long-haul flights from the hubs to other U.S. regions and international cities have full loads.

         In the early 1970s, Federal Express, Inc. expanded on the hub-and-spoke concept, tailoring it for the fast movement of cargo. The unique feature of the Federal Express concept was a nighttime hub which was more compatible with shippers' practices of manufacturing during the day, consolidating shipments in the afternoon, and shipping products out the door as late as possible during the evening. By using the speed of dedicated all-cargo aircraft in its shipping system, Federal Express made the nighttime hub-and-spoke the fastest way to ship packages and goods, creating an entirely new service, the overnight express product.

         Both the passenger and freight hub-and-spoke systems proved to be effective and profitable. By the mid 1980s, most major passenger and freight airlines had implemented hub operations. With an efficient air system in place, growing consumer demand for passenger and air cargo services was easily met. More cities were added as spoke cities, including small or medium-sized cities with limited amounts of demand. Turboprop feeder aircraft met the increasing demand for passenger air service from smaller cities. However, these aircraft did not provide any useful capacity for air cargo.

         By the end of the 1990s, overnight express air cargo airlines had small cargo feeder aircraft flying in most U.S. small or medium-sized cities; i.e., cities that did not have shipments large enough or runways long enough to justify the use of a cargo jet. However, the demand for traditional express cargo services from small cities has grown so rapidly that today many cities require more than one aircraft to carry the daily loads. Additionally, the acceptance of Internet retailing or e-commerce is predicted to increase the requirement for small package delivery to homes with an Internet connection even more. E-commerce will require new distribution services to and from both large and small communities. The problem facing the cargo airlines today is the fact that the demand for faster air cargo services to small or medium-sized cities is growing beyond the capacity of currently available feeder aircraft.

Trends in Air Cargo Traffic

         Although periodically affected by industry and international political developments, world air cargo traffic has maintained a steady long-term growth rate since 1970, according to the World Air Cargo Forecast, published annually by the Boeing Commercial Airplane Group. The forecast indicates that for the last twenty years, global long term air cargo traffic has increased at an average rate of over 7.8% annually, more than 2.5 times greater than the rate of world GDP growth. Boeing predicts that growth of air cargo demand will continue, with the world airfreight market expected to grow at a rate of 6.4% per year through 2017. At this rate of growth, air cargo traffic will triple between 1997 and 2017. The airfreight statistics of the U.S. Air Transport Association support the validity of that forecast, reporting a rise of 6.9% in U.S. airfreight between 1998 and 1999.

         However, demand in the United States for express air cargo services, (i.e., next day and two day delivery) has out-paced world air cargo growth. For example, based on the U.S. Department of Transportation Airport Activity Statistics comparing 1997 to 1990, total cargo enplanements of the integrated express airlines (Federal Express, United Parcel Service, and DHL) increased at a rate of 7.4% per year while passenger airline cargo enplanements increased at a rate of only 2.2% per year. Additionally, the Boeing Commercial Airplane Group is forecasting that international express freight shipments between countries within two to three days will grow 18% per year between 1999 and 2017.

         There are several reasons for the rapid increase in the use of air transportation to move commodities around the world. The four primary reasons are:

         1. The explosion of business-to-business and business-to-consumer Internet sales, all requiring individual shipments to final destination,

         2. Accelerated corporate efforts to build multinational businesses and manufacturers,

         3. The ability of multinational businesses to place manufacturing facilities in countries with substantially lower labor costs, and

         4. Increasing activity by world governments and businesses to reduce trade barriers and to stimulate foreign trade and investment.

         Beyond the contribution of these changes to increases in the use of air cargo, the development of new reliable air express products provided by a highly competitive group of specialist airlines has significantly reduced travel time for cost and time sensitive products. One example of the value of these new express air cargo services is the ability of manufacturers to implement Just-In-Time ("JIT") inventory processes. Because of the reliability and speed of express air cargo services, JIT provides the means to reduce the cost of warehousing facilities and inventory required to support worldwide manufacturing and assembly operations.

         Express air cargo services have also facilitated and expanded the retail distribution logistics systems for a wide group of industries. Computer and electronic device manufacturers routinely use air cargo in "build-to-order" operations, shipping customers their products immediately following assembly and testing. The pharmaceuticals industry has been a long-time user of air cargo to speed life-limited products to doctors and hospitals around the world. Producers of perishable products, such as flowers and seafood, use express air cargo as their primary shipping method.

Growth of E-commerce Sales

         The most recent shipping demand trend that will influence future air cargo and feeder aircraft requirements is the rapid growth of e-commerce sales. According to Forrester Research, Internet sales of products to businesses and individual consumers have doubled every year from 1996 to 1999. For the shipping industry, e-commerce presents a unique challenge. In general, Internet products are purchased directly by consumers from manufacturers, bypassing traditional intermediary wholesalers and their warehousing systems. The shift to individual purchases directly from producers means that more shipments have to be delivered through traditional ground, air and rail networks to the end-use consumer. Shipping and order fulfillment processes are becoming the primary customer service function for Internet retailers.

         Forrester is predicting that daily Internet shipments will grow from 650,000 packages per day in 1999 to 4,200,000 packages per day in 2003, representing an e-commerce shipping growth rate of 59.4% per year. Based on Forrester's prediction, there will be a requirement to transport 1.3 times more e-commerce packages than the 3,200,000 currently shipped daily by Federal Express. Forrester also reports that total e-commerce retail sales (including combined business-to-business and business-to-consumer sales) grew from approximately $27.6 billion in 1997 to an estimated $95.8 billion in 1999. This means that e-commerce had grown from 1.2% of total U.S. retail sales in 1997 to approximately 3.3% of retail sales by the end of 1999, according to Forrester's statistics and retail sales estimates prepared by International Data Corporation.

Air Cargo Transportation Problems

         To our knowledge, there are no propeller-type all-cargo aircraft available in sufficient quantities to support the development of a comprehensive national e-commerce-focused distribution network. We believe that the current freight feeder aircraft in use today do not provide enough capacity per departure to efficiently develop effective e-commerce shipping networks. While attempts have been made to use small aircraft which have been converted from passenger to cargo to deliver freight to and from air hubs, these aircraft are not capable of carrying standard airline industry-compatible containers, which results in delays at the hub due to freight sorting and container build-up operations. Although intermediate-sized aircraft exist, they are designed to carry passengers and are inefficient for freight hauling. Additionally, older transport aircraft have high operating costs making them increasingly unprofitable to operate in a high-frequency system. Finally, U.S. passenger airlines that have been pressed into service as freight transporters have extremely low amounts of available capacity on domestic passenger flights. Compounding the problem are truck-based express delivery systems and container road feeder services, which comprise the bulk of the freight feeder market for U.S. passenger airlines, that are plagued with delays from highway congestion, in-transit consolidation delays, inefficient multiple package handling, and product theft and damage problems.

The FF-1080-200 Aircraft as a Solution

         The primary market niche for which the FF-1080-200 twin-engine turboprop aircraft is targeted is the growing e-commerce distribution requirement for more shipments, in small quantities, delivered directly to consumers' doors. This market niche includes the freight feed operations of the overnight/two day express airlines, the airline freight feeder market, the world postal services, the combination passenger/cargo airlines, and the international airlines. Specifically, the initial client base that we are targeting consists of the major dedicated freight companies, such as Federal Express, United Parcel Service and DHL, as well as the major U.S. passenger airlines, such as American Airlines, Continental Airlines, Delta Airlines, Northwest Airlines, Trans World Airlines, United Airlines and US Air, seeking to expand their freight services. A secondary target is major international passenger airlines seeking to expand freight operations. The cargo that we will carry will be standard industry air containers containing a variety of packages including commercial shipments from e-commerce retailers and manufacturers directly to customers.

         We believe that the high speed, high frequency, and high volume required by an e-commerce distribution system will be best accomplished by using the FF-1080-200 aircraft. The FF-1080-200 is an all-cargo aircraft that is designed specifically for hub-and-spoke cargo operations. We believe that the FF-1080-200 will contribute to the development of regional hub-and-spoke cargo operations in the same way that passenger turboprop aircraft were used to build the passenger hub-and-spoke systems. The FF-1080-200 will be able to fly to smaller cities and airports that are located closer to e-commerce customers. The FF-1080-200 is designed to have lower acquisition and operating costs than next generation turboprop aircraft, such as the DeHavilland Dash 8, Aerospatiale ATR 42 and 72, the Saab 340, the Embraer EM 120 and the Dornier 328, while still providing the speed needed to create high-performance, fast-delivery shipping. Our goal is to provide airlines the critical flexibility needed to move air cargo to more cities, more frequently, in manageable and trackable containerized units.

Manufacturing Arrangements

         We are organized as a system integrator that will enable us to use experienced aviation industry companies that work on specific tasks on an as-needed basis. This approach will give us the flexibility to increase or decrease, as needed, personnel and services based on planned requirements that will result in substantial savings and control of overhead costs. Subcontracting, or "outsourcing", is a standard industry practice and is used extensively in the aerospace industry.

         We have had discussions with companies that have provided verbal commitments and, in some cases, preliminary written commitments to enter into arrangements with us to produce a pre-production prototype aircraft. Our intention is to structure these arrangements to provide products and/or services to us on favorable pricing terms for both the pre-production prototype aircraft and the conformity aircraft in exchange for our agreement to continue using these products and/or services in the aircraft we will eventually produce for commercial sale. Companies with which we have had discussions include: Aircraft Design Services, Inc. (engineering and construction documentation), Metalcraft Technologies, Inc. (fuselage subassemblies), the Meggit Avionics, Inc. (cockpit integration systems), Shaw Aero Devices, Inc. (fuel systems), AAR Advanced Structures (cargo roller floors), AAR Composites (doors), Auxilec, Inc. (electrical power systems), Pratt & Whitney (engines), Hi-Temp Insulation, Inc. (insulation), Securaplane Technologies, Inc. (smoke detection equipment), UPS Aviation Technologies, Inc. (navigation and communications), BF Goodrich

Aerospace (various systems), Lord Corporation (engine mount systems), General Electrodynamics Corporation (weight and balance systems), Hamilton Standard (propellers), S-TEC Corporation (autopilot and flight control systems), Castle Precision Industries (landing gear) and IPECO (crew seats). We believe that the participation of these companies would enhance the technical capability and operational value of the FF-1080-200, in addition to contributing to the likelihood of the success of the development and production program. We have preliminary written commitments from Meggitt, Hi Temp, Shaw, UPS Aviation and S-TEC which have agreed to provide various equipment to us free of charge for use in the prototype aircraft upon the conclusion of contracts with these companies to provide such equipment on an ongoing basis for the production of the FF-1080-200. We have concluded a Technical Services Purchase Agreement with The Aerostructures Corporation, which will remain in effect through June 30, 2002, for the provision of technical design services for a wing system at a cost of $278,410. We cannot guarantee that we will be able to conclude written agreements with the remaining companies.

         Over the past three years, we have been involved in on-going discussions with World Business Alabama ("WBA") and The Retirement Systems of Alabama ("RSA"), an approximately $25 billion retirement fund for Alabama's state police, judges, teachers, and public employees. WBA is an Alabama state government organization responsible for encouraging and supporting new companies that are interested in the resources available in the state. During early 2000, WBA indicated in letters of endorsement to Federal Express and United Parcel Service that it would consider entering into aircraft fleet financing arrangements with qualifying customers of American Utilicraft, once the FF-1080-200 is built and FAA-certified. In return, we have verbally agreed to locate our final assembly facility at the Port of Huntsville in Huntsville, Alabama, where a 100,000 square foot hangar-like structure which we will lease from WBA will be constructed on industrial park space, with runway access, which is currently available. We cannot guarantee that we will be able to conclude a written agreement with WBA.

Competition

         The companies that build small and intermediate-sized aircraft, such as Spain's CASA, Canada's DeHavilland, Sweden's Saab, Germany's Dornier, and the U.S.'s Beechcraft and Cessna pose no competitive threat to the FF-1080-200. Aerospace (France) and British Aerospace, which build larger jet aircraft, also manufacture intermediate-sized passenger aircraft that are often converted for freight, but are too large to pose a threat to our targeted market segment.

         Light Aircraft Under 20,000 Pounds
         ----------------------------------

         Aircraft in this category, such as the Cessna Caravan 208 and the Dornier 228, are small and cannot accommodate the air cargo industry standard containers. These planes are more suitable for the non-containerized, overnight small package services in low volume markets. Federal Express has developed a fleet of more than 250 Cessna 208 aircraft since the early 1980s. The other overnight express operators also fly small fleets of the Cessna 208s, but the majority of the aircraft used by these operators are older corporate executive or passenger commuter aircraft converted into makeshift freighters. This class of aircraft does not provide enough capacity per departure to meet increasing shipping demand.

         Intermediate Aircraft
         ---------------------

         Intermediate-sized aircraft such as the DeHavilland Dash 8, Aerospatiale ATR42 and 72, Saab 340, Embraer EM120, Dornier 328 and CASA 235 were specifically designed to haul passengers at high speeds to the major hub airports. Therefore, their designs cannot be modified to accommodate the features needed in a pure freighter aircraft, such as a larger forward side cargo door, high point-load capable floors, cargo net attachments, and a container roller system, and, as a result, they pose no competitive threat to our market segment. The new aircraft in this category, the CASA 235, was designed for dual passenger and cargo use. Although the CASA 235 has a rear ramp door, its heavy aircraft empty weight and slow cruise speed causes a range/payload deficiency in both freight and passenger operations. There is no cost-effective means to convert any of these existing aircraft into cargo airplanes which is why FAA-compliant cargo modification procedures for these planes have not been developed. In addition, all of these aircraft are unable to operate from airfields with runways of 3,000 feet or less because they were designed for high-speed takeoffs from long runways. For these reasons, current owners of fleets of these aircraft are presently exploring placing them in Third-World and developing nations as passenger aircraft and parts (scavenged) aircraft in order to gain some revenue from their use.

         Heavy/Large Aircraft
         --------------------

         Several freight carriers are using Boeing 727s, 737s, and McDonnell Douglas DC9s for feeder operations. These aircraft can carry containers, but they are unnecessarily sophisticated, too large and too costly to operate in a hub feeder role. These aircraft cannot be used to serve small feeder airports because of landing/takeoff requirements. They are also not economical to operate on the typical feeder stage length of 250 to 500 miles.

         Used, Out-of-Production Aircraft
         --------------------------------

         The backbone of the utility/freight feeder fleet to date has been a group of small piston and light turboprop aircraft. In the mid-1990s, product liability litigation and passenger feeder market demand for much larger turboprop aircraft resulted in the halt of production of most of the popular aircraft used for air cargo operations. The out-of-production aircraft most commonly used are the smaller Piper Cherokee Six, Piper Aztec, Piper Navajo, Cessna 400 series, the DeHavilland Dash 6 Twin Otter, the Beech 99, and Beech Baron. Larger aircraft in this category are the Convair 580, Convair 660, the Fairchild F27, Shorts 330, Shorts 360, CASA 212, and the DeHavilland Dash 7.

         With every passing year, fewer of these aircraft are available for the utility market due to the increasing fleet age and the difficulty of getting parts and other product support. Even when spare parts are available, the older designs of these aircraft make them unattractive freight haulers. They are heavy, fuel-intensive, and prone to breakdowns, grounding planes and stranding cargo. These pose little real threat to the FF-1080-200 purely from an economic standpoint, because they are too small and too expensive to operate with modern freight handling systems.

         New Entrants
         ------------

         We recently identified one company that we believe may be or is about to be infringing our design patent for the FF-1080-200. We have informed this company in writing of its potential infringement. We have subsequently learned that this company has entered into Chapter 11 bankruptcy proceedings. We will continue to monitor the situation and we are ready to pursue this matter to the fullest extent should circumstances so warrant. We have found no other evidence of new entrants in the airfreight feeder market, and dialogue with our potential suppliers and industrial partners confirm this observation. The potential market size can, however, support more than one or two producers of this type of aircraft in the future in a similar way that passenger aircraft demand supports two primary aircraft manufacturers, Boeing and Airbus.

         Design, development, and production of other new designs will likely take several years during which we should retain a first-mover advantage within the freight feeder market. Our patent protection for our aircraft design and for the ETA system and our anticipated patent protection for the AFRS system will also help the FF-1080-200 retain a leading market position.

Target Markets

         The air express cargo market has evolved into a highly competitive industry. Six major dedicated freight companies (Federal Express, United Parcel Service, Emery Worldwide, Airborne Express, DHL, and TNT) dominate the industry and are building their systems into global freight networks. Primary targets for use of the FF-1080-200 aircraft are these express freight carriers.

         The passenger airlines also compete for a share of the airfreight market. Some U.S. passenger airlines, which lost once-large shares of the freight market by concentrating on passenger operations, are now planning to step-up freight operations and regain lost market share. We are targeting the FF-1080-200 to the top tier of the U.S. passenger airlines as a primary market, i.e., American Airlines, Continental Airlines, Delta Airlines, Northwest Airlines, Trans World Airlines, United Airlines and US Air. We believe that the passenger airlines will eventually purchase FF-1080-200s because of the expanding market opportunities for same-day, overnight, and international cargo services. The FF-1080-200 is an appropriately sized freight feeder aircraft for both the hub feeder role and the stand-alone regional express service.

         The international passenger airlines are considered to be a secondary target market for the FF-1080-200. This group of airlines is comprised of carriers from around the world that provide inter-continental and inter-national air services. For example, in addition to dedicated freight carriers, passenger carriers, such as Lufthansa, Japan Airlines and British Airways, move international express freight. The international airlines that are likely candidates for FF-1080-200 sales include British Airways, Lufthansa, Japan Airlines, Air France, All Nippon Airways, Alitalia and KLM Royal Dutch Airlines.

         We intend to undertake sales and marketing efforts that will primarily consist of direct sales initiatives with prospective airline customers. The direct sales efforts will entail the preparation of aircraft route and market analysis, and aircraft cost and benefit analysis, in conjunction with customer airline planning teams. As customer sales initiatives approach the decision-making stage, the sales effort will focus on the development of sales contractual agreements and aircraft financing support. Secondarily, the marketing and sales effort will consist of participation in air cargo industry trade shows which will include the National Business Aircraft Association Annual Conference, the Regional Airline Association Annual Meeting, the National Defense Industry Association symposia, and other U.S. and international trade shows. These presentations will include a display of the full-scale mockup of the FF-1080-200 and video and graphic presentations of the key features and operating economics of the FF-1080-200. Upon completion of the preproduction prototype, trade show presentations and customer sales efforts will also include flight demonstrations of the FF-1080-200 and the aircraft's systems. Finally, the marketing effort will be supported by advertising and promotional campaigns appearing in premier worldwide airline industry trade publications. These efforts will emphasize the benefits and features of the FF-1080-200 to air shippers and airline operators.

Product Development

         We are developing the FF-1080-200 aircraft which is an all aluminum, twin-engine, high-wing, unpressurized, fixed gear, turboprop aircraft specifically designed as a utility air freight transport system that uses off-the-shelf systems and design standards. The FF-1080-200 is designed to fill the need for cost-effective delivery of containerized air cargo to the major hubs of the scheduled passenger carriers and the overnight express airlines. The aircraft is designed for short take-off and landing capability. To the best of our knowledge, this is the only short-haul, heavy-lift containerized feeder aircraft that is capable of transporting six revenue tons over 500 miles or four tons over 1,500 miles, from airfields with less than 3,000 feet of runway, thereby expanding air cargo capacity to and from many smaller cities and airports worldwide. The aircraft's design will enable it to accept passenger jet cargo as well as dedicated cargo in standard containers using standard airport-based cargo handling equipment.

         All of the short/medium haul aircraft used today were originally designed as small general aviation passenger aircraft or as passenger commuter aircraft. Unlike these aircraft, the FF-1080-200 was specifically designed to eliminate features needed for transporting passengers in order to minimize unnecessary aircraft weight and to maximize cargo capacity. The FF-1080-200 is the first commercial light twin-engine transport aircraft that has been designed solely for the purpose of moving cargo on feeder routes.

         For example, since the FF-1080-200 is not designed for passenger use, the need for windows in the cargo cabin is eliminated. Eliminating windows increases the structural strength of the fuselage, making it possible to have larger cargo doors and heavier cargo floor loading. The FF-1080-200 has both side and rear cargo doors that accommodate standard containers. By designing the FF-1080-200 with a non-retractable landing gear, there is no need to use space in the cargo bay for the gear after retraction, resulting in a constant section cargo bay with a full-length roller-floor system. Most of the aircraft currently being used for feeder operations were designed with retractable gear to increase speeds for the purpose of getting passengers to their destination as fast as possible.

         The FF-1080-200 features a streamlined fuselage with an interior width that is six-feet-four-inches wide, which would be too narrow for a single aisle with two rows of passenger seats. The cargo bay is not pressurized, a feature needed in passenger aircraft that will fly for extended periods above 10,000 feet altitude. Having a non-pressurized cargo bay in the FF-1080-200 eliminates the need for a "pressure vessel" within the outer fuselage, dramatically reducing the empty weight of the aircraft and increasing revenue weight for the operator.

         The result of this mission-specific design philosophy is an aircraft that has a significantly lighter empty weight compared to other aircraft of similar size, resulting in a much higher cargo payload for the FF-1080-200. The FF-1080-200 has a maximum payload that is 53% of the airplane's maximum gross weight. This compares to a maximum payload of approximately 35% for aircraft designed to carry passengers, according to our calculations which are based on publicly available manufacturers' payload statistics for other aircraft, such as the Shorts 360, Dornier 328, Saab 340A, Saab 340B and CASA 235.

         We will begin the initial production of subassemblies of Production Lot 1 during the FAA certification program. We plan to begin production of aircraft subassembly components upon FAA approval of the structural design and manufacturing certification. This can be accomplished because all of the systems and components of the aircraft are currently in service on other certified aircraft.

         We have internally developed the design technologies used in our products. We conduct research and development primarily in our facilities. Over the last two fiscal years, we have spent approximately $1,456,434 on research and development activities.

Intellectual Property

         Our performance and ability to compete depend to a significant degree on our proprietary knowledge. We rely or intend to rely on a combination of patent and trade secret laws, non-disclosure agreements and other contractual provisions to establish, maintain and protect our proprietary rights. In 1992, the U.S. Patent and Trademark Office ("PTO") issued a method patent, which was assigned to us, for the method of transporting cargo using freight feeder aircraft by means of an automated freight management system. In 1993, PTO issued a design patent, which was assigned to us, for the FF-1080-200 aircraft, which expires in 2007. We filed for an additional patent in 2000 for the Automatic Flat Rate Setting System for Freight Feeder Aircraft. We have nondisclosure agreements with all of our employees.

         We have identified a company that we believe is or is about to be infringing our design patent for the FF-1080-200 aircraft. We have notified this company in writing of this potential infringement. We have subsequently learned that this company has entered Chapter 11 bankruptcy proceedings. We will continue to monitor the situation and we will pursue this matter to the fullest extent required in order to protect our intellectual property rights.

Government Regulation

         We are subject to regulations promulgated by the FAA with respect to safety requirements for and certification of aircraft. The FF-1080-200 prototype is a pre-certified, non-production aircraft that will be built under the regulations for experimental aircraft. The FF-1080-200 is a simple twin-engine, standard configuration, aluminum airframe that requires a low-risk, low-tech FAA certification process. We believe that there are no systems on the aircraft (such as hydraulic, retractable landing gear, assisted/boosted flight controls, cargo cabin pressurization, emergency ejection egress, crash-worthy/fire retardant passenger seats and passenger environmental control systems) that could cause scheduling and approval difficulties with the FAA during the flight test and static-test programs.

         We plan to execute FAA Part 25 Certification in two phases. Phase I will include the development of the certification plan, filing of the certification application, certification of the detailed production engineering, construction of the static test articles and the conformity aircraft subassemblies, and initial flight tests using the prototype aircraft. Phase II will include final assembly of the conformity aircraft, initiation of limited production of the aircraft, certification flight-testing and receipt of final
Part 25 Aircraft Type Certification.

         We plan to begin the FAA Certification program upon completion of the detailed engineering of the pre-production prototype aircraft, approximately six months from the capitalization of the FF-1080-200 program. We anticipate that FAA certification will be completed in 18 to 24 months.

         We are also subject to regulations applicable to businesses generally.

Employees

         As of December 31, 2000, we had a total of six full-time and two part-time employees. In addition, we use independent contractors when needed. We currently lack the personnel that will be necessary for our expected growth. Competition for such personnel is intense and we may not be able to successfully attract, assimilate, or retain sufficiently qualified personnel. In order to attract qualified personnel, we may be required to offer incentives such as stock options, stock awards or other additional non-cash compensation. Our future success will depend on our ability to attract and retain qualified personnel. None of our employees is represented by a labor union and we consider our employee relations to be satisfactory.

                     Management's Discussion and Analysis of
                  Financial Condition and Results of Operations

Our Business

         We are a development stage, research and development company located in the Atlanta-Metropolitan area near Gwinnett County airport. We were incorporated in the State of Delaware in August of 1990. We were formed to conceive and implement a solution to the problem of insufficient capacity in the short haul (or feeder) route segments of the air cargo hub-and-spoke system.

         Our research and development efforts have resulted in the design of a system for moving freight which is centered around a new air vehicle specifically designed for feeder route segments - the FF-1080-200 Freight Feeder aircraft. The FF-1080-200 is capable of carrying standard industry air containers on short-to-medium range/medium density routes from feeder airports with runways with less than 3,000 feet.

         Additionally, we are developing the Express Turn-Around (ETA) electronic freight tracking system, which is an integrated air cargo information system for the freight feed market. The ETA system is fully integrated within the FF-1080-200 aircraft and can be deployed in other aircraft and trucks.

         We are also developing the Automated Flat Rate System (AFRS), which is a fully automated fuel efficiency management system for the aircraft. The AFRS system computes a fuel-efficient performance curve for each route segment based on the aircraft's gross weight upon take-off and its overall container capacity. The AFRS system will help to reduce pilot work-load and assure that the FF-1080-200 is operated on a fuel-efficient basis.

         In 1992, the U.S. Patent Office issued a method patent for the ETA automatic freight tracking system and in 1993 issued a patent for the FF-1080-200 design. We have recently filed for an additional patent for the AFRS.

         We have engaged in discussions with a number of companies that provide aviation products and services needed to produce the FF-1080-200 about entering into arrangements with us. These commitments would result in the provision by these companies of products and/or services on favorable pricing terms, such as the manufacturer's lowest direct cost, for both a pre-production prototype aircraft and a conformity aircraft, in exchange for our agreement to continue using the products and services in the aircraft we will eventually produce for commercial sale. We believe such arrangements would enhance the technical capability and operational value of the FF-1080-200, as well as contribute to the success of the development and production program. We have concluded an agreement for technical design services with a wing builder. There is no guarantee that we will be able to conclude agreements with the remaining companies.

         Over the past three years, we have been involved in on-going discussions with World Business Alabama (WBA) and The Retirement Systems of Alabama (RSA), a $25 billion retirement fund for Alabama's State Business Development organization responsible for encouraging and supporting new companies that are interested in the resources available in the state. During early 2000, WBA indicated an interest in providing aircraft fleet lease financing to qualifying customers of the FF-1080-200 aircraft. We have also discussed the location of a final assembly facility at Huntsville, Alabama that will be leased from WBA in consideration for WBA participation in the FF-1080-200 program. We have not yet concluded a final agreement with WBA and we cannot guarantee that we will be able to do so.

         Our current business plan is designed to expedite the certification and production of the FF-1080-200, in order to get the aircraft to market by the end of 2003. Subject to adequate financing, we plan to complete the detailed engineering of the FF-1080-200 pre-production prototype aircraft and to construct the prototype aircraft within one year. The FF-1080-200 pre-production prototype is a pre-certified, non-production aircraft that will be built under the regulations for experimental aircraft.

         Upon completion of the detailed engineering of the prototype and subject to adequate financing, we will initiate the FAA Certification program, which is anticipated to be completed over an 18 month period. We plan to execute FAA Part 25 Certification in two phases. Phase I will include the development of the certification plan, filing of the certification application, certification of the detailed production engineering, and construction of the static test articles and the conformity aircraft subassemblies. Phase II will include final assembly of the conformity aircraft, initiation of limited production of Production Lot I, certification flight testing and receipt of final Part 25 Aircraft /type Certification.

         We have developed our manufacturing plan based on standard industry practices. We will begin the initial production of subassemblies of Production Lot #1 during the FAA certification program. We plan to begin production of aircraft subassembly components upon approval of the structural design and manufacturing certification. This can be accomplished because all of the systems and components of the aircraft are currently in service on other certified aircraft.

         We currently have six full-time and two part-time employees. Five of these are executive staff, while the remaining employees are administrative and support personnel. We intend to continue our management, engineering supervision and marketing efforts at facilities in Lawrenceville, Georgia. Our headquarters will eventually be located at the airport in Lawrenceville, where we plan to build or acquire an initial 46,000 sq. ft. hangar and office building where the prototype aircraft will be hangared and maintained. We also plan to build or lease (long-term) completion and final delivery facilities on land currently available at Gwinnett County Airport.

         We intend to perform the final assembly of the FF-1080-200 for the U.S. market in a leased facility, to be developed to our specification, at the Port of Huntsville, Huntsville, Alabama. It will be situated on industrial park space with runway access, which is now available.

         We plan to fly "green" aircraft from the Huntsville final assembly facility to Gwinnett County Airport where our personnel will complete the aircraft, e.g., exterior paint, cockpits and interiors, and installation of buyer-furnished equipment, at American Utilicraft's planned Lawrenceville airport facilities.

         The quality assurance flight testing program will be conducted at the Lawrenceville facility. Additionally, customer on-site engineering employees will be housed in this facility as well as the final customer flight test and final delivery inspection personnel.

         We plan to finance the FF-1080-200 development program through a combination of private equity, public equity, and debt financing. To date, the FF-1080-200 research, development and marketing efforts have been financed with approximately $8.9 million dollars of private equity.

         We note that our auditors have expressed "substantial doubt" as to our ability to continue as a going concern based on significant operating losses and negative cash flows, among other items, that we have incurred since our inception.

Liquidity, Capital Resources and Results of Operations

         Costs incurred over the last ten years include approximately $2.9 million expended on research and development of our system, $1.5 million in marketing our system to others for both current and future financial support and approximately $2.6 million in general and administrative expenses. These and other cash costs have been financed entirely through the raising of private equity funds.

         With no product to sell, no revenue stream, no reserves, significant operating losses and a negative cash flow, our ability to continue as a going concern is in jeopardy without significant additional funding. Unless we receive the proceeds that we anticipate from this offering, we will not have sufficient cash to fund operations over the next twelve months. We are, therefore, dependent upon the outcome of this offering.

         Our business plan contemplates the need for approximately $90 million to conclude FAA certification and begin production. The current financing program anticipates financing a $10 million pre-production prototype program through a private placement of equity with an individual or group of individual investors or an investment banking organization. We then plan to capitalize the $35 million Phase I: FAA Certification program through the public equity market. We intend to pursue an early financing through the OTC Bulletin Board and/or with the issuance of a public offering on the NASDAQ Market. We then plan to capitalize Phase II: FAA Certification financing of $45 million by using commercial debt financing backed by FF-1080-200 purchase agreements.

         During the first quarter of the year 2001, we concluded an irrevocable equity line agreement with an Atlanta investment banking firm for up to $50 million in program financing. Under the equity line, we will be able to secure funds through a series of puts of stock that will be registered for resale to the investment company over a three-year period. It is contemplated that any additional financing that will be required beyond the financing from the equity line will be secured from a combination of an additional equity line, public equity or debt financing.

         We cannot assure you that any or all of these funding events will occur. Nor can we assure you that we will ever begin manufacturing airplanes on a commercially viable basis.

Recent Accounting Pronouncements

         Recent accounting pronouncements and their effect on American Utilicraft are described below:

         In June 2000 and in June 1999 the FASB issued, respectively, SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities - an amendment of FASB Statement No. 133, and SFAS no. 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133. The statements amend and defer, respectively, the provisions of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and are effective for fiscal years beginning after June 15, 2000.

         SFAS No. 133 requires that an entity recognize all derivatives as either assets or liabilities and measure those instruments at fair market value. Under certain circumstances, a portion of the derivative's gain or loss is initially reported as a component of other comprehensive income and subsequently reclassified into income when the transaction affects earnings. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133 is effective, as amended by SFAS no. 137, for all fiscal quarters beginning after June 15, 2000 and requires application prospectively. Presently, we do not use derivative instruments either in hedging activities or as investments. Accordingly, we believe that adoption of SFAS No. 133 will have no impact on our reported financial position or results of operations.


                                   Properties

         Our principal executive office is located at 300 Petty Road N.E., Suite B, Lawrenceville, Georgia 30043 in the Atlanta Metropolitan area, near Gwinnett County Airport. We have a five-year lease for 9,903 square feet of office/warehouse space for a monthly rent of $4,169. The rent will increase on the first day of each year of the lease. Our lease expires on December 31, 2003. We intend to continue to use these facilities for our management, engineering supervision, and marketing efforts until additional facilities are completed.

         We have been working with the architectural firm of R.W. Armstrong on building design for our corporate headquarters, product completions facility and final assembly facility. We plan to locate our headquarters and completions facility at the Gwinnett County Airport in Lawrenceville, Georgia. We are currently negotiating with the airport and county authorities for a land lease of 11 acres for our headquarters and completions facility which we plan to construct over the next 12 months. Our goal is to locate the final assembly facility at the Port of Huntsville International Inter Modal Airport in Huntsville, Alabama. We are currently negotiating with the airport authority in Huntsville to secure a 50-acre building site for location of the final assembly facility, which we plan to construct over the next 18 months.

         R.W. Armstrong has provided us with a cost estimate of $6,780,000 for the 53,529 square foot Gwinnett headquarters and completions facility, with expandability of the completions portion to 79,000 square feet at an estimated cost of $2,915,000. The preliminary design and cost estimate for the final assembly facility outline a 113,520 square foot assembly building setup for an estimated cost of $14,555,000 with add-on expandability for an estimated cost of $14,555,000, and the option to build a duplicate assembly facility at the same location.

         We do not have any limitations on the percentage of assets that we may invest in any type of investment.


                 Certain Relationships and Related Transactions

         Mr. Smith, a holder of 17.66% of our outstanding common stock including 150,000 shares of our common stock issuable upon the exercise of a common stock purchase warrant that is exercisable at or within the next 60 days, entered into a Lease Agreement with us on May 11, 1998, as modified on October 1, 1999, to lease a Piper Navajo N707HB aircraft to us for a five year term. We will pay the monthly lease payments that Mr. Smith arranged with MBNA Bank to finance the leasing of the aircraft; namely, monthly payments of $1,187.29 from November 1999 through August 2000 increasing to $2,160 from September 2000 through November 2004. We pay for the insurance, the storage costs and all maintenance and inspections for the aircraft. Any equipment and modifications that we add to the aircraft will remain on the aircraft and become the property of Mr. Smith. At the end of the lease term or if we are unable or unwilling to make the lease payments for any reason, John Dupont, our President and Chief Executive Officer, has the right of first refusal to take over the lease arrangement on the terms described above. If Mr. Dupont elects to take over the lease arrangement but is unable to meet the terms of such arrangement in the future or if Mr. Dupont elects not to take over the lease arrangement, he will use his best efforts to expedite the sale of the aircraft on the open market, on terms agreeable to Mr. Smith. In connection with the lease agreement we issued to the Smith Family Trust as additional consideration 57,912 shares of common stock in 1998 and 45,600 shares of common stock in 1999.

         On July 11, 2000, we issued to Mr. Smith a three-year convertible subordinated promissory note in the principal amount of $1,000,000 and bearing interest at the rate of six percent per annum. The note was convertible into 1,000,000 shares of our common stock at a conversion price of $1.00 per share. In connection with the issuance of the note, we issued to Mr. Smith a warrant to purchase 150,000 shares of our common stock at an exercise price of $5.00 per share. The warrant is fully vested and contains piggyback registration rights. On October 27 2000, we issued 1,000,000 shares of our common stock to Mr. Smith upon his election to convert the entire principal amount of the note.

         As of December 31, 2000, we had advanced an aggregate of $218,399 to John Dupont, our President and Chief Executive Officer, over the past five years. These advances bear interest at the imputed rate of eight percent per annum and are to be repaid out of 50% of the commissions Mr. Dupont earns from the sale of aircraft.

         On May 25, 2000, Mr. Dupont assigned all of his right, title and interest in his invention the "Automatic Flat Rate Setting System for Freight Feeder Aircraft and Method of Setting of Engine Flat Rate" to American Utilicraft. Prior to the assignment, Mr. Dupont filed an application for a patent for AFRS with the United States Patent and Trademark Office.

         In August 2000, the employment agreement with Mr. Dupont was amended in order to delete the provisions previously providing that intellectual property assigned by Mr. Dupont to American Utilicraft would revert to him if his employment were terminated or if we ceased doing business. In exchange for Mr. Dupont giving up these rights of reversion, we issued a warrant to him to purchase 2,000,000 shares of our common stock, and a right to three percent royalties on the gross proceeds of the first 2,000 aircraft sold.

         Mr. Dupont's employment agreement with us provides that we will make an interest-free loan of $500,000 to him upon our obtaining approximately $20,000,000 of financing which is payable by Mr. Dupont upon his receipt of commissions from the sale of our aircraft. We must also pay Mr. Dupont a commission of four percent (4%) of the gross sale price of any aircraft that we sell, as well as a bonus of four percent (4%) of our annual net profits.

            Market for Common Stock; Shares Eligible for Future Sale

         Prior to this offering there has been no public market for our common stock. Our stock is considered penny stock and is, therefore, subject to the Securities Enforcement Remedies and Penny Stock Reform Act of 1990. Penny stock, as defined by the Act, is any equity security not traded on a national stock exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. Additional disclosure is required in connection with any trades involving a stock defined as a penny stock (subject to certain exceptions), including the delivery, prior to any such transaction, of a disclosure schedule explaining the penny stock market and the associated risks. Broker-dealers who recommend such low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchase and receive the purchaser's written consent prior to the transaction.

         No predictions can be made regarding the effect, if any, that sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. As described below, only a certain number of shares will be available for sale shortly after this offering due to certain contractual and legal restrictions on resale. Sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price.

         Upon completion of this offering, we will have 18,781,562 shares of our common stock outstanding. The 10,829,707 shares of our common stock being sold in this offering will be freely tradable, other than by our "affiliates" as such term is defined in the Securities Act, without restriction or registration under the Securities Act. We issued and sold the remaining 7,951,855 shares in private transactions. The shares sold in private transactions are restricted shares and are eligible for public sale if registered under the Securities Act or sold in accordance with Rule 144 under the Securities Act. As of March 15, 2001, approximately 7,941,855 can be sold in accordance with Rule 144.

         In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person not deemed to be our affiliate, or a person holding restricted shares who beneficially owns shares that were not acquired from us or our affiliates within the previous year, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

         o        One percent of the then outstanding shares of common stock, or
         o The average weekly trading volume of our common stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission.

         Sales under Rule 144 are subject to requirements relating to manner of sale, notice and availability of current public information about us. However, if a person, or persons whose shares are aggregated, is not deemed to have been our affiliate at any time during the 90 days immediately preceding the sale, he or she may sell his or her restricted shares under Rule 144(k) without regard to the limitations described above if at least two years have elapsed since the later of the date the shares were acquired from us or from our affiliates. The foregoing is a summary of Rule 144 and is not intended to be a complete description of it.

         In connection with this offering, approximately 94% of our stockholders will be subject to lock-up agreements with us under which holders of the shares have agreed that they will not sell any common stock owned by them, other than the shares being sold by the selling stockholders identified in this prospectus, for a period of 180 days from the date of this prospectus. Approximately 82% of these stockholders have also agreed that following the expiration of the 180-day period, they will not, for a period of an additional two years, without our written consent, sell during any 90-day period a number of shares greater than 15% of the average weekly trading volume of our common stock during the four week period immediately prior to such sale. These figures do not take into account the 1,829,707 shares of our common stock being registered for resale by selling stockholders pursuant to this offering.

Holders

         As of April 13, 2001, there were 59 holders of record of our common stock.

Dividend Policy

         We have not declared or paid any dividends on our capital stock since inception and do not expect to pay any cash dividends for the foreseeable future. The payment of cash dividends, if any, in the future will be at the sole discretion of our Board of Directors.


                                  Legal Matters

         The validity of the issuance of the shares of common stock offered hereby has been passed upon for American Utilicraft by Jeffers, Shaff & Falk, LLP, Irvine, California.


                                     Experts

         Our financial statements at December 31, 2000 and December 31, 1999 included in this registration statement have been audited by Halt, Thrasher & Buzas, LLP, independent certified public accountants, to the extent and for the period set forth in their report, which includes an explanatory paragraph regarding our ability to continue as a going concern, appearing elsewhere herein, and are included herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


                             Additional Information

         We have filed with the Commission a registration statement on Form SB-2 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to American Utilicraft and our common stock, reference is made to the registration statement and the exhibits and schedules thereto. You may read and copy any document we file at the Commission's public reference room located at 450 Fifth Street N.W., Washington, D.C., or at the regional office of the Commission located at 7 World Trade Center, 13th Floor, New York, New York. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our filings with the Commission are also available to the public from the Commission's website at http://www.sec.gov.

         Upon completion of this offering, we will become subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms and the website of the Commission referred to above.

                         AMERICAN UTILICRAFT CORPORATION
                          (A Development Stage Company)
                              FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

                                   ----------

                                TABLE OF CONTENTS

Independent auditors' report. . . . . . . . . . . . . . . . . . . .           1.

Balance sheets. . . . . . . . . . . . . . . . . . . . . . . . . . .           2.

Statements of operations. . . . . . . . . . . . . . . . . . . . . .           3.

Statements of changes in stockholders equity. . . . . . . . . . . .       4 - 5.

Statements of cash flows. . . . . . . . . . . . . . . . . . . . . .       6 - 7.

Notes to financial statements . . . . . . . . . . . . . . . . . . .      8 - 28.

                          Independent Auditors' Report
                          ----------------------------


Board of Directors
American Utilicraft Corporation
Lawrenceville, Georgia


                  We have audited the accompanying balance sheets of American Utilicraft Corporation (the Company) as of December 31, 2000 and 1999, and the related statements of operations, changes in stockholders equity, and cash flows for the years ended December 31, 2000 and 1999, including cumulative amounts from July 17, 1990 (inception) through December 31, 2000. These financial statements are the responsibility of Company management. Our responsibility is to express an opinion on these financial statements based on our audits.

                  We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Utilicraft Corporation as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years ended December 31, 2000 and 1999, including cumulative amounts from July 17, 1990 (inception) through December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

                  The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred significant operating losses and negative cash flows since formation. In addition, the Company expects to fund development expenditures and incur additional losses until its operations are able to generate sufficient revenues to cover such expenditures and losses. The Company does not currently have sufficient cash reserves to fund such anticipated expenditures and working capital requirements, necessitating additional equity or debt financing. These factors, in addition to other factors discussed in Note 4 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are discussed in Note
4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


March 8, 2001                                    /S/ HALT, THRASHER & BUZAS, LLP
Alexandria, Virginia

                         AMERICAN UTILICRAFT CORPORATION
                          (A Development Stage Company)
                                 BALANCE SHEETS

                                   ----------

                                     ASSETS
                                                      December 31,  December 31,
                                                          2000          1999
                                                      ------------  ------------
Current assets:
    Cash                                              $    83,701   $    89,123
    Prepaid rent (Note 10)                                 14,739        10,480
    Other assets                                           13,316         4,791
                                                      ------------  ------------

         Total current assets                             111,756       104,394

Prepaid rent, noncurrent (Note 10)                         28,842        39,338
Deferred offering costs                                   702,250             -
Property and equipment, net of
    accumulated depreciation (Note 5)                     258,056       233,125
Due from officers, net of allowance
    for doubtful accounts (Note 6)                              -             -
Patents, intellectual property and designs,
    net of accumulated amortization (Note 10)           1,137,857             -
                                                      ------------  ------------

Total assets                                          $ 2,238,761   $   376,857
                                                      ============  ============

                       LIABILITIES AND STOCKHOLDERS EQUITY

Current liabilities:
    Accounts payable and accrued expenses             $   106,567   $   179,262

Due to stockholders (Note 7)                               74,500     1,078,000
Compensation payable (Note 10)                                  -        50,000
Deferred compensation (Note 10)                           113,000     1,070,812
                                                      ------------  ------------

         Total liabilities                                294,067     2,378,074
                                                      ------------  ------------

Commitments and contingencies (Notes 10 and 12)                 -             -
Stockholders equity (Notes 7, 8, 9 and 10):
    Preferred stock, par value $.00001
        per share; 7,500,000 shares authorized;
         1,970,787 shares of Series A preferred
        stock issued and outstanding                           20             -
    Common stock, par value $.00001
        per share; 35,000,000 shares authorized;
         8,941,855 shares issued and outstanding               89            90
    Additional paid in capital                          9,198,487     3,941,448
    Stock subscription receivable                               -      (300,000)
    Deficit accumulated during
        the development stage                          (7,253,902)   (5,642,755)
                                                      ------------  ------------

         Total stockholders equity                      1,944,694    (2,001,217)
                                                      ------------  ------------

Total liabilities and stockholders equity             $ 2,238,761   $   376,857
                                                      ============  ============

                        See notes to financial statements


                                        AMERICAN UTILICRAFT CORPORATION
                                         (A Development Stage Company)
                                           STATEMENTS OF OPERATIONS

                                                  ----------
                                                        For the            For the        July 17, 1990
                                                      year ended          year ended      (inception) to
                                                      December 31,       December 31,       December 31,
                                                          2000               1999               2000
                                                    ---------------    ---------------    ---------------
Expenses:
    Research and development                        $      908,844     $      547,590     $    2,922,447
    General and administration                             609,704            442,648          2,600,749
    Marketing                                              326,501            209,709          1,501,095
                                                    ---------------    ---------------    ---------------

    Loss from operations                                 1,845,049          1,199,947          7,024,291
                                                    ---------------    ---------------    ---------------

Other income and expense:
    Interest income                                         20,551             14,333             66,368
    Interest expense                                       144,838             86,240            654,168
                                                    ---------------    ---------------    ---------------

    Total other expense                                    124,287             71,907            587,800
                                                    ---------------    ---------------    ---------------

Net loss before extraordinary item                       1,969,336          1,271,854          7,612,091

Extraordinary item: gains on extinguishment
    of debt (no income tax effect)
    (Notes 7 and 10)                                       358,189                  -            358,189
                                                    ---------------    ---------------    ---------------

Net loss                                            $    1,611,147     $    1,271,854     $    7,253,902
                                                    ===============    ===============    ===============

Basic and diluted loss per common share
    before extraordinary item                       $         0.21     $         0.16     $         0.80
Extraordinary item: gains on
    extinguishment of debt                          $         0.04     $            -     $         0.04
                                                    ---------------    ---------------    ---------------

Basic and diluted loss per common share             $         0.17     $         0.16     $         0.76
                                                    ===============    ===============    ===============

Weighted average number of common shares
    outstanding                                          9,557,825          8,205,484          9,557,825
                                                    ===============    ===============    ===============

                                       See notes to financial statements


                                                   AMERICAN UTILICRAFT CORPORATION
                                                    (A Development Stage Company)
                                             STATEMENT OF CHANGES IN STOCKHOLDERS EQUITY
                                           FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                             ----------

                                 Preferred Stock             Common Stock
                          -------------------------- ---------------------------                       Deficit Accumulated
                         Issued and  Price           Issued and  Price           Additional     Stock       During the
                         Outstanding  Per   $.00001  Outstanding  Per   $.00001    Paid-In   Subscription   Development
                            Shares   Share Par Value   Shares    Share Par Value   Capital    Receivable       Stage       Total
                         ----------- ----- --------- ----------- ----- --------- ----------- ------------  ------------ ------------
Issuance of founders stock        -  $   -  $      -   2,566,596 $   - $     26  $        -  $         -   $         -  $        26

Sale of common stock              -      -         -   2,451,950  0.75       24   1,831,603       (7,000)            -    1,824,627

Issuance of common stock
for loan interest (Note 7)        -      -         -   2,194,034     -       22     423,068            -             -      423,090

Issuance of common stock
for airplane lease
(Note 10)                         -      -         -      57,912  1.72        1      99,608            -             -       99,609

Net loss                          -                -           -     -        -           -            -    (4,370,901)  (4,370,901)
                         -----------       --------- -----------       --------- ----------- ------------  ------------ ------------

Balance,
   December 31, 1998              -      -          -  7,270,492     -       73   2,354,279       (7,000)   (4,370,901)  (2,023,549)


Sale of common stock
     Various dates                -      -         -      22,586  4.32        -      97,500            -             -       97,500
     January 5, 1999              -      -         -       2,777  4.32        -      12,000            -             -       12,000
     Various dates                -      -         -       9,845  1.73        -      17,000            -             -       17,000
     January 22, 1999             -      -         -       1,446  1.73        -       2,500            -             -        2,500
     January 22, 1999             -      -         -       8,974  2.56        -      23,000            -             -       23,000
     February 3, 1999             -      -         -       1,856  4.31        -       8,000            -             -        8,000
     Various dates                -      -         -      22,526  0.84        -      19,000            -             -       19,000
     February 16, 1999            -      -         -       1,423  4.22        -       6,000            -             -        6,000
     March 23, 1999               -      -         -       2,075  1.69        -       3,500            -             -        3,500
     Various dates                -      -         -     155,040  0.97        2     149,998            -             -      150,000
     May 11, 1999                 -      -         -      38,760  2.58        -     100,000            -             -      100,000
     Various dates                -      -         -     921,120  1.10        9   1,009,991     (300,000)            -      710,000
     Various dates                -      -         -     517,332     -        6           -            -             -            6

Issuance of common stock
for loan interest (Note 7)        -      -         -           -     -        -      86,240            -             -       86,240

Issuance of common stock
for airplane lease
(Note 10)                         -      -         -      45,600  1.15        -      52,440            -             -       52,440

Collection of stock
subscription receivable           -      -         -           -     -        -           -        7,000             -        7,000

Net loss                          -      -         -           -     -        -           -            -    (1,271,854)  (1,271,854)
                         -----------       --------- -----------       --------- ----------- ------------  ------------ ------------

Balance,
   December 31, 1999              -      -         -   9,021,851     -       90   3,941,448     (300,000)   (5,642,755)  (2,001,217)

                                                  See notes to financial statements

                                                                  4

                                                   AMERICAN UTILICRAFT CORPORATION
                                                    (A Development Stage Company)

                                             STATEMENT OF CHANGES IN STOCKHOLDERS EQUITY
                                           FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                             ----------

                                 Preferred Stock             Common Stock
                          -------------------------- ---------------------------                       Deficit Accumulated
                         Issued and  Price           Issued and  Price           Additional     Stock       During the
                         Outstanding  Per   $.00001  Outstanding  Per   $.00001    Paid-In   Subscription   Development
                            Shares   Share Par Value   Shares    Share Par Value   Capital    Receivable       Stage       Total
                         ----------- ----- --------- ----------- ----- --------- ----------- ------------  ------------ ------------
Sale of common stock
     February 22, 2000            -      -         -      61,733  2.02        1     124,999            -             -      125,000
     February 22, 2000            -      -         -      49,385  2.53        1     124,999            -             -      125,000
     February 25, 2000            -      -         -      24,692  1.01        -      25,000            -             -       25,000
     February 25, 2000            -      -         -     180,850  1.69        2     306,248            -             -      306,250
     February 29, 2000            -      -         -      49,385  2.02        -     100,000            -             -      100,000
     Various dates                -      -         -      29,530  1.69        -      50,000            -             -       50,000
     October 25, 2000             -      -         -   1,000,000  1.00       10     999,990            -             -    1,000,000
     Various dates                -      -         -     495,216     -        5           -            -             -            5

Issuance of common stock
for loan interest (Note 7)        -      -         -           -     -        -      64,680            -             -       64,680

Issuance of stock warrants
(Notes 7, 9 and 10)               -      -         -           -     -        -   3,461,123            -             -    3,461,123

Collection of stock
subscription receivable           -      -         -           -     -        -           -      300,000             -      300,000

Conversion of common
stock to preferred
stock (Note 8)            1,970,787      -        20  (1,970,787)    -      (20)          -            -             -

Net loss                          -      -         -           -     -        -           -            -    (1,611,147)  (1,611,147)
                         -----------       --------- -----------       --------- ----------- ------------  ------------ ------------

Balance,
   December 31, 2000      1,970,787        $      20   8,941,855       $     89  $9,198,487  $         -   $(7,253,902) $ 1,944,694
                         ===========       ========= ===========       ========= =========== ============  ============ ============

                                                  See notes to financial statements

                                                                  5

                                AMERICAN UTILICRAFT CORPORATION
                                 (A Development Stage Company)
                                    STATEMENTS OF CASH FLOWS

                                           ----------

                                                     For the         For the     July 17, 1990
                                                    year ended      year ended   (inception) to
                                                    December 31,   December 31,   December 31,
                                                        2000           1999           2000
                                                    ------------   ------------   ------------
Cash flows from operating activities:
    Net loss                                        $(1,611,147)   $(1,271,854)   $(7,253,902)
                                                    ------------   ------------   ------------
    Adjustments to reconcile net loss to net
      cash used in operating activities:

        Gain on extinguishment of debt                 (358,189)             -       (358,189)
        Common stock issued for loan interest            64,680         86,240        574,010
        Common stock issued for rent expense                  -         52,440        152,049
        Common stock warrants issued for interest
           expense                                       80,000              -         80,000
        Common stock warrants issued for
           compensation expense                               -              -      1,120,812
        Depreciation and amortization                   112,218         42,296        196,051
        Loss on disposal of assets                            -          1,166         29,878
        Bad debt provision, loans to
           officers                                      66,051         95,633        300,192

    Changes in assets and liabilities:
        (Increase) decrease in prepaid rent              (4,259)        13,611        (14,739)
        Increase in other assets                         (8,525)             -        (13,316)
        Decrease in bank overdraft                            -         (6,156)             -
        (Decrease)increase in accounts
           payable                                      (72,695)        83,228        106,567
        Increase in deferred compensation               113,000        116,824        113,000
                                                    ------------   ------------   ------------

        Total adjustments                              (397,126)       485,282      1,896,908
                                                    ------------   ------------   ------------

Net cash used in operating activities                (1,618,866)      (786,572)    (4,967,587)
                                                    ------------   ------------   ------------

Cash flows from investing activities:
    Decrease (increase)of prepaid rent                   10,496         33,571        (28,842)
    Increase in deferred offering costs                (267,250)             -       (267,250)
    Purchases of property and equipment                 (95,006)      (217,749)      (441,842)
    Loans to officers                                   (66,051)       (95,633)      (300,192)
                                                    ------------   ------------   ------------

Net cash used in investing activities                  (417,811)      (279,811)    (1,038,126)
                                                    ------------   ------------   ------------

Cash flows from financing activities:
    Proceeds from issuance of capital
        stock                                         2,031,255      1,155,506      5,011,414
    Proceeds from issuance of common
        stock warrants                                        -              -      1,003,500
    Loans from stockholders                                   -              -         74,500
                                                    ------------   ------------   ------------

Net cash provided by financing activities             2,031,255      1,155,506      6,089,414
                                                    ------------   ------------   ------------
                                            -Continued-

                                  See notes to financial statements

                                                 6

                                AMERICAN UTILICRAFT CORPORATION
                                 (A Development Stage Company)
                                   STATEMENTS OF CASH FLOWS

                                           ----------


                                                     For the         For the     July 17, 1990
                                                    year ended      year ended   (inception) to
                                                    December 31,   December 31,   December 31,
                                                        2000           1999           2000
                                                    ------------   ------------   ------------
Net (decrease) increase in cash                          (5,422)        89,123         83,701

Cash, beginning of year                                  89,123              -              -
                                                    ------------   ------------   ------------

Cash, end of year                                   $    83,701    $    89,123    $    83,701
                                                    ============   ============   ============


Supplemental disclosures of noncash transactions:

Common stock issued for loan interest               $    64,680    $    86,240    $  574,010

Common stock issued for current and future
    rent expense                                    $         -    $    52,440    $  152,049

Common stock warrants issued for costs
    associated with proposed public
    offering                                        $   435,000    $         -    $  435,000

Common stock warrants issued in conjunction
    with convertible debenture                      $    80,000    $         -    $   80,000

Common stock warrants issued for deferred
    compensation                                    $ 1,070,812    $         -    $1,070,812

Common stock warrants issued for patents,
    intellectual property and designs               $ 1,180,000    $         -    $1,180,000

Common stock warrants issued as settlement
    of compensation payable                         $    50,000    $         -    $   50,000

                               See notes to financial statements

                                               7

                         AMERICAN UTILICRAFT CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

                                   ----------

1.       Description of the Company


                  American Utilicraft Corporation (the Company) was incorporated in the State of Delaware in August of 1990. The Company was formed to conceive and implement a solution to the problem of declining capacity in the short haul (or feeder) route segments of the air cargo hub and spoke system.

                  The Company's ten years of research and development have resulted in the design of a system for moving freight, which is centered around a new air vehicle specifically designed for feeder route segments. The FF-1080-200 is capable of economically carrying standard industry air containers on short-to-medium range/medium density routes from feeder airports with runways as short as 3,000 feet.

                  Additionally, the Company has developed an integrated air cargo information system for the freight feeder market, the Express Turn-Around (ETA) electronic freight tracking system. The ETA system is fully integrated within the FF-1080-200 aircraft and can be deployed in other aircraft and trucks.

                  The Company has also developed the Automated Flat Rate System
         (AFRS), a fully automated fuel efficiency management system for the aircraft. The AFRS system computes the most economical performance curve for each route segment based on the change in aircraft gross weight on the segment. The AFRS system reduces pilot work-load and assures that the FF-1080-200 is operated with the highest fuel efficiency.

                  The Company's current business plan is designed to expedite the certification and production of the FF-1080-200, getting the aircraft to market within the next two years. The Company believes that this accelerated plan will bring sales into the Company faster and get the Company to profitability quicker.

                  Management believes that the Company operates in one business segment.

                         AMERICAN UTILICRAFT CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

                                   ----------


                  The accompanying financial statements include the financial position, results of operations and cash flows of the Company. To this point, the Company has not generated revenue from its operations, and a majority of its activities have been devoted to developing its product and starting production. Accordingly, the Company's activities have been accounted for as those of a "development stage enterprise" as set forth in Statement of Financial Accounting Standards (SFAS) No. 7.

2.       Summary of significant accounting policies


         Use of estimates
         ----------------

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


         Income taxes
         ------------

                  Deferred income taxes are provided in accordance with SFAS No. 109, Accounting for Income Taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are provided where the likelihood of realizing the tax benefit of a deferred tax asset cannot be determined as more likely than not. Deferred tax assets and liabilities are classified as current or noncurrent based on the classification of the related asset or liability for financial reporting purposes, or based on the expected reversal date for deferred taxes that are not related to an asset or liability.

                         AMERICAN UTILICRAFT CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

                                   ----------


         Bad debts
         ---------

                  The Company reserves against potentially uncollectible accounts in the period in which collection appears unlikely.


         Property and equipment
         ----------------------

                  Property and equipment are reflected in the financial statements at cost, net of accumulated depreciation and amortization. Depreciation and amortization are computed using straight-line and accelerated methods with leasehold improvements being depreciated over the term of the lease or useful lives of the assets, whichever is shorter, and vehicles, furniture, software and equipment being depreciated and amortized over 3 to 10 years.

                  Maintenance and repairs are charged to operations when incurred. Improvements and repairs which extend the life or increase the value of property and equipment are capitalized. When property and equipment are sold or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved, and any gain or loss is included in other income (expense) in the year the disposal occurs.

         Patents, intellectual property and designs
         ------------------------------------------

                  Patents, intellectual property and designs are reflected in the financial statements at cost. Amortization is computed on a straight-line basis over 7 years, the estimated beneficial period of the asset.

         Research and development costs
         ------------------------------

                  According to SFAS No. 2, Accounting for Research and Development Costs, all companies are required to expense research and development costs, including those in the development stage. The Company expensed such costs of $908,844 and $547,590 in 2000 and 1999, respectively, and has expensed $2,922,447 from inception through December 31, 2000.

                         AMERICAN UTILICRAFT CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

                                   ----------


         Net loss per share
         ------------------

                  Net loss per share is based on the weighted average number of shares of common stock outstanding during each period, after giving effect to the recapitalization and stock split described in Note 8. There is no difference between basic and diluted loss per share since the Company is in a loss position.

         Recent accounting pronouncements
         --------------------------------

                  In June 2000 and in June 1999 the FASB issued, respectively, SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities - an amendment of FASB Statement No. 133, and SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133. The statements amend and defer, respectively, the provisions of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and are effective for fiscal years beginning after June 15, 2000.

                  SFAS No. 133 requires that an entity recognize all derivatives as either assets or liabilities and measure those instruments at fair market value. Under certain circumstances, a portion of the derivative's gain or loss is initially reported as a component of other comprehensive income and subsequently reclassified into income when the transaction affects earnings. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133 is effective, as amended by SFAS No. 137, for all fiscal quarters beginning after June 15, 2000 and requires application prospectively. Presently, the Company does not use derivative instruments either in hedging activities or as investments. Accordingly, the Company believes that adoption of SFAS No. 133 will have no impact on its reported financial position or results of operations.

         Start-up activities
         -------------------

                  The costs of start-up activities, including organization costs, have been expensed as incurred.

                         AMERICAN UTILICRAFT CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

                                   ----------


         Fair value of financial instruments
         -----------------------------------

                  The carrying values of cash and accounts payable approximate fair value due to the short-term maturity of these instruments. Financial instruments also include long-term debt. Based on current borrowing terms available to the Company, estimated fair value of these financial instruments approximates their recorded amounts.

         Asset impairment
         ----------------

                  In accordance with SFAS No. 121, Accounting for the Impairment of Long - Lived Assets and For Long-Lived Assets to be Disposed Of, the Company records impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Impairment losses are measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. Based on current estimates, management does not believe impairment of long-lived assets is present.

         Stock-based compensation
         ------------------------

                  The Company has elected to use the intrinsic value method of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, as allowed under SFAS No. 123, Accounting for Stock Based Compensation, to account for stock based compensation to employees.

         Comprehensive income
         --------------------

                  The Company has adopted SFAS No. 130, Reporting Comprehensive Income. Comprehensive income as defined includes all charges to equity except those resulting from investments by owners and distributions to owners. The Company has no items of comprehensive income to report.

                         AMERICAN UTILICRAFT CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

                                   ----------


         Deferred offering costs
         -----------------------

                  Direct, incremental costs incurred with the Company's offering of common stock are deferred and included as an asset in the accompanying balance sheets until the proceeds of the offering are received, whereupon these costs will be recognized as a reduction to the respective capital accounts. If the offering is not completed or the offering terms are substantially revised, the deferred offering costs will be expensed. Indirect costs relating to the offering are expensed when incurred.

         Accounting for extinguishment of debt
         -------------------------------------

                  Gains and losses from extinguishment of debt are calculated and reported according to the provisions of SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. Such gains and losses are reported as extraordinary items to net income, except certain extinguishment transactions between the Company and related entities which are reported as capital transactions.

3.       Development stage operations

                  The Company is in the development stage. The Company commenced its current operations in 1990, and its activities have been primarily directed to research and development of its technologies and administrative activities. The Company has experienced in the past and may experience in the future many of the problems, delays and expenses encountered by early stage businesses, some of which are beyond the Company's control.

                  These inherent risks include, but are not limited to, delays in testing and development of its new products, unexpected high manufacturing and marketing costs, uncertain market acceptance, limited capital and other unforeseen difficulties. The Company believes it has properly identified the risks in the environment in which it operates and plans to implement strategies to effectively reduce the financial impact of these risks.

                         AMERICAN UTILICRAFT CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

                                   ----------


4.       Going concern

                  The financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company incurred net losses of $1,611,147 and $1,271,854 in 2000 and 1999, respectively, and has incurred losses since formation, resulting in accumulated deficits of $7,253,902 and $5,642,755 as of December 31, 2000 and 1999, respectively. For the years ended December 31, 2000 and 1999, respectively, the Company also generated negative cash flow from operations of $1,618,866 and $786,572. Such losses and negative cash flow have resulted primarily from significant costs associated with the development of the Company's products and marketing of these products. The Company expects to incur additional operating losses and negative cash flow in the future unless and until it is able to generate operating revenues sufficient to support expenditures. There is no assurance that sales of the Company's products will ever generate sufficient revenues to fund its continuing operations, that the Company will generate positive cash flow from operations or that the Company will attain and thereafter sustain profitability in any future period.

                  According to the Company's long-term business plan, management anticipates the Company's cash requirements for the next twelve months may be satisfied from the proceeds of the Investment Agreement (see
         Note 10 - Investment Agreement). The Company anticipates its future cash requirements may be satisfied by product sales, the sales of additional equity securities, debt financing and/or the sale or licensing of certain of the Company's technologies. However, the Company does not have any binding commitment with regard to additional funds, and there can be no assurance that any funds required would be generated from operations or from the aforementioned sources. The lack of additional capital could force the Company to substantially curtail or cease operations and would therefore have a material adverse effect on the Company's business. Further, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significantly dilutive effect on existing shareholders of the Company. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                         AMERICAN UTILICRAFT CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

                                   ----------


5.       Property and equipment

                  The following summarizes property and equipment:

                                                     2000          1999
                                                     ----          ----

               Computer equipment                $    208,101   $   183,205
               Equipment                               81,742        23,746
               Furniture                               32,510        32,510
               Leasehold improvements                  89,611        77,497
                                                 -------------  ------------

               Total cost                             411,964       316,958

               Accumulated depreciation
                    and amortization                  153,908        83,833
                                                 -------------  ------------

               Net property and equipment        $    258,056   $   233,125
                                                 =============  ============

                  Depreciation and amortization expense of property and equipment for the years ended December 31, 2000 and 1999 was $70,075 and $42,296, respectively.

6.       Due from officers

                  Since 1993 the Company has, from time to time, advanced funds to its President, such amounts aggregating to $218,399 through December 31, 2000. Interest, imputed at an annual rate of 8%, has been accrued on these lendings, such interest income amounting to $20,551 and $14,333 for 1999 and 2000, respectively.

                  The Company also advanced $15,425 to another officer during this same period.

                  By verbal agreement between the parties, these amounts will be later repaid out of bonus commissions otherwise due on future aircraft sales. Because there is substantial doubt about the Company's ability to generate such future sales, all amounts due from officers have been fully reserved. Such amounts, and the equal reserve amount, were $300,192 and $234,141 as of December 31, 2000 and 1999, respectively.

                         AMERICAN UTILICRAFT CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

                                   ----------


7.       Due to stockholders

                  Between the years 1992 and 1996, the Company entered into various memorandums of understanding (MOU's) by which $1,078,000 in aggregate funds were accepted in exchange for written promises to repay such amounts. Either explicitly or constructively, these MOU's bear interest, and an annual rate of 8% has been applied. Concurrent with the signing of the MOU's, the Company issued, in the aggregate, 2,194,034 shares of common stock intended to represent the interest associated with these monies.

                  Interest expense associated with these monies amounted to $64,680 in 2000 and $86,240 in 1999. Since the market value of the common stock issued for interest was de minimis during the period 1992 to 1996, these shares of common stock have been assigned a value equal to calculated interest expense.

                  In October 2000 the Company proffered common stock warrants in settlement of amounts otherwise due pursuant to these MOU's. In total, these warrants provide the right for the holders to purchase 1,078,000 shares of the Company's common stock at an exercise price of $3 per share. The exercise price may be later adjusted pursuant to an antidilution clause. The holders' right to exercise the warrants vests as to half of the warrant shares after one year, with vesting in the remaining shares occurring after two years. The warrants shall expire after three years. In the event that the warrants are partially or wholly exercised, the holders agree to restrict their sales of common stock thus received to 15% or less of otherwise trading volume in any 90 day period, with trading volume measured as average weekly trading volume during the four weeks immediately prior to such sales.

                  As of December 31, 2000 warrants for 1,003,500 shares had been issued. In January 2001 warrants for the remaining 74,500 shares were issued.

                  A $341,190 gain on extinguishment of debt has been recorded for the difference between the fair value of the warrants, $662,310 at $.66 per warranted share, and the value of $1,003,500 otherwise due to stockholders. The fair value of the warrants was estimated on the date of grant using the minimum value method. The weighted average assumptions used to estimate fair value were: dividend yield of 0%, risk-free interest rate of 6.85% and expected life of warrants of three years.

                         AMERICAN UTILICRAFT CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

                                   ----------


8.       Stock split and authorized shares

                  On April 24, 2000 the Company amended its corporate charter so as to increase the number of authorized shares of common stock from 10,000 to 20,000. On May 24, 2000 the Company again amended its corporate charter to further increase the number of authorized shares of common stock from 20,000 to 24,000,000. Par value of the common stock was unchanged at $.00001 per share. On May 24, 2000 the Company also effected a 456:1 stock split. The financial statements reflect the stock split for all periods presented.

                  In September 2000 the Company again amended its corporate charter so as to increase the number of authorized shares of common stock from 24,000,000 to 35,000,000, with par value unchanged at $.00001. Simultaneously, the Company authorized 7,500,000 shares of preferred stock, par value $.00001 per share, with preferences to be determined at the time of issuance. Such preferences could include dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences or sinking fund terms. The preferred stock may be issued in one or more series with number of shares constituting any series or the designation of any series to be determined.

                  In September 2000 the Company authorized the issuance of Series A Preferred Stock. The Series A stock is identical in all respects to the Company's common stock, except for associated voting rights, which are in a ratio of 10:1 versus the voting rights of common. The preferred stock is convertible to common on a one-to-one basis. In the event of certification of the Company's airplane by the Federal Aviation Administration (FAA) the conversion will occur automatically.

                  The Company has authorized 1,970,787 shares of the Series A preferred stock. On October 6, 2000 a plan of recapitalization was entered into by which these shares were issued to the Company's President and another officer in exchange for the return and cancellation of a like number of shares of common stock otherwise held by them.

                         AMERICAN UTILICRAFT CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

                                   ----------


9.       Conversion of convertible debenture


                  In July 2000 a stockholder agreed to advance $1,000,000 to the Company in exchange for a convertible subordinated debenture and a warrant to purchase 150,000 shares of the Company's common stock. In October 2000 the stockholder converted the debenture to 1,000,000 shares of the Company's common stock.

                  The warrant to purchase 150,000 shares of common stock vests immediately and expires after three years. The exercise price is $5 per share, which may be later adjusted pursuant to an antidilution clause, and which may also be beneficially adjusted for otherwise reductions in market value of the stock. In the event that the warrant is partially or wholly exercised, the stockholder agrees to restrict sales of the common stock thus received to 15% or less of otherwise trading volume in any 90 day period, with trading volume measured as average weekly trading volume during the four weeks immediately prior to such sales.

                   Consistent with Accounting Principles Board Opinion No. 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants, the value of the warrant to purchase 150,000 shares of common stock ($.59 per warranted share) has been recognized at its fair value pro-rata to the combined fair value of the debenture and the warrant, with a resulting value of $80,000 assigned to the debenture, which amount was charged to interest expense upon the conversion of the debenture in October. The fair value of the warrant was estimated on the date of grant using the minimum value method. The weighted average assumptions used to estimate fair value were: dividend yield of 0%, risk-free interest rate of 6.70% and expected life of warrant of three years.

10.      Commitments and contingencies

         Stock offering
         --------------

                  The Board of Directors has approved the filing of a registration statement with the Securities and Exchange Commission
         (SEC) for sale of an undetermined number of shares of common stock at a price to be determined upon the effectiveness of the registration statement.

                         AMERICAN UTILICRAFT CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

                                   ----------


         Investment agreement
         --------------------

                  Pursuant to certain agreements made in May 2000, and as amended on March 8, 2001, between the Company and Swartz Private Equity, LLC (Swartz), the Company may issue an undetermined number of shares of its common stock in exchange for up to $50 million from Swartz. As an additional inducement to Swartz, the Company has also provided Swartz a warrant to purchase up to 500,000 shares of its common stock at an initial price of $1 per share (the commitment warrant).

                  Shares of common stock will be issued to Swartz via Puts (contracts issued at the Company's option, requiring Swartz to purchase the securities described). No Puts will be exercised until such time as the SEC has declared effective the Company's registration statement with the SEC (effective date) and the Company's common stock has been listed on and is actively trading on a national exchange. The Company shall have until March 8, 2002 to have its registration statement declared effective, or this investment agreement will terminate. No Puts will be exercised after the date that is three years after the effective date.

                  Each Put shall specify the number of shares of common stock being offered and the sale price per share. Although the Puts will specify the number of shares being offered, Swartz can opt to buy fewer shares if to do otherwise would result in Swartz owning more than certain agreed upon amounts (generally, 9.99% of total common stock outstanding, computed on a fully diluted basis). The parties agree that the sale price per share will generally be calculated at 91% of market price. Should such sales occur, the discount in sale price will be accounted for as a deemed dividend to Swartz.

                  The parties further agree that Puts with at least $1 million total value must be offered each six month period, or a non-usage fee of $100,000, or less, will be paid by the Company. Any such fees incurred would be accounted for as reduction to the capital accounts.

                         AMERICAN UTILICRAFT CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

                                   ----------


                  The commitment warrant is exercisable for a five year period; that five year period began May 3, 2000 as to 400,000 shares, and October 14, 2000 for the remaining 100,000 shares. The initial exercise price of $1 per share may be periodically lowered commensurate with declines in market price as set forth in the agreement. The fair value of the commitment warrant ($435,000 at $.87 per warranted share) is reflected on the financial statements as a component of deferred offering costs. The fair value of the warrant was estimated on the date of grant using the minimum value method. The weighted average assumptions used to estimate fair value were: dividend yield of 0%, risk-free interest rate of 6.60% and expected life of warrant of five years.

                  In addition to the commitment warrant described above, the Company may also provide additional warrants to Swartz in order to ensure that the sum of the number of shares of common stock represented by the commitment warrant plus any additional warrants shall initially equal at least four percent of total common stock outstanding, computed on a fully diluted basis. The additional warrants will be initially issued, if necessary, at the earlier of the first Put notice or April 14, 2001. Additional warrants may be issued every six months subsequent to that date, if necessary, in order to ensure that the number of shares of common stock represented by the commitment warrant plus any additional warrants equals four percent of common stock outstanding as of the first six month anniversary, or lesser percentages at later six month intervals, such percentages declining by one half of one percent at each anniversary date. Any additional warrants issued shall be exercisable for a five year period, and shall have an initial exercise price of $1 per share, which can be periodically lowered commensurate with declines in market price.

                  The Company has agreed to reserve, on a best efforts basis, 10 million of its authorized 35 million shares of common stock for issuance to Swartz relative to the Put and commitment warrant agreements herein described. The Company has also agreed to provide Swartz a right of first refusal for any common stock otherwise offered for sale pursuant to any private capital raising transactions. This right of first refusal shall exist from March 1, 2001 until four years after the effective date.

                         AMERICAN UTILICRAFT CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

                                   ----------


         Deferred compensation
         ---------------------

                  Per agreement between the Company and certain of its officers and employees, payment for compensation for past services has been deferred to a future date. Total amounts due as of December 31, 1999 were $1,070,812; however, these amounts were subsequently liquidated in favor of certain stock warrants. Additional amounts, not subject to liquidation, of $113,000 have accrued as of December 31, 2000.

                  In October 2000 the Company issued to certain of its stockholders common stock warrants in settlement of amounts otherwise due pursuant to deferred compensation agreements. In total, the warrants provide the right for the holders to purchase 1,070,812 shares of the Company's common stock at an exercise price of $3 per share. The exercise price may be later adjusted pursuant to an antidilution clause. The holders' right to exercise the warrants vests immediately as to half of the warrant shares, after one year as to 25% of the warrant shares and after two years as to the remaining 25% of the warrant shares. The warrants expire after three years. In the event that the warrants are partially or wholly exercised, the holders agree to restrict their sales of common stock thus received to 15% or less of otherwise trading value in any 90 day period, with trading volume measured as average weekly trading volume during the four weeks immediately prior to such sales.


         Due to former officer
         ---------------------

                  On August 28, 2000 a stockholder, and former officer, asserted a claim of $315,850 for deferred compensation due. Company management believed no more than $50,000 was owed, as reflected in the Company's financial records.

                   Subsequently, the stockholder agreed to accept a stock warrant for 50,000 shares of the Company's common stock as full settlement for all amounts due.

                         AMERICAN UTILICRAFT CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

                                   ----------


                  The warrant provides for an exercise price of $3 per share. The holder's right to exercise the warrant vests as to half the warrant shares after one year, with vesting in the remaining shares occurring after two years. The warrant expires after three years. In the event that the warrant is partially or wholly exercised, the holder agrees to restrict sales of common stock thus received to 15% or less of otherwise trading volume in any 90 day period, with trading volume measured as average weekly trading volume during the four weeks immediately prior to such sales.

                  A $17,000 gain on extinguishment of debt has been recorded for the difference between the fair value of the warrant, $33,000 at $.66 per warranted share, and the value of $50,000 otherwise due to the former officer. The fair value of the warrant was estimated on the date of grant using the minimum value method. The weighted average assumptions used to estimate fair value were: dividend yield of 0%, risk-free interest rate of 6.85% and expected life of warrant of three years.

         Stock warrants
         --------------

                  In August 2000 the employment agreement with the Company's President was amended so as to delete the provision previously providing that intellectual property assigned by the President to the Company would revert to the President if the President was terminated or if the Company ceased doing business. In exchange for the President giving up these rights of reversion, the Company in October provided the President with a warrant to purchase 2,000,000 shares of the Company's common stock, and a right to 3% royalties on the gross proceeds of the first 2,000 aircraft sold. The warrant has been assigned a value of $1,180,000 based on the fair value at the date of grant of $.59 per warranted share. That value has been assigned to the intellectual property assigned by the President to the Company. The fair value of the warrant was estimated on the date of grant using the minimum value method. The weighted average assumptions used to estimate fair value were: dividend yield of 0%, risk-free interest rate of 6.70% and expected life of warrant of three years.

                  The warrant provides for an exercise price of $5 per share. The exercise price may be later adjusted pursuant to an antidilution clause. The holder's right to exercise the warrant vests as to half of the warrant shares after one year, with vesting in the remaining shares occurring after two years. The warrant expires after three years. In the event that the warrant is partially or wholly exercised, the holder agrees to restrict sales of common stock thus received to 15% or less of otherwise trading volume in any 90 day period, with trading volume measured as average weekly trading volume during the four weeks immediately prior to such sales.

                         AMERICAN UTILICRAFT CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

                                   ----------


                  Also in October 2000 the Company issued to certain of its stockholders common stock warrants providing the right for the holders to purchase 1,353,520 shares of the Company's common stock at exercise prices ranging from $3 to $5 per share, with exercise price adjustment provisions, vesting provisions and sales restrictions identical to the warrants described above.

                  There were no stock warrants outstanding as of December 31, 1999. As of December 31, 2000, stock warrants were outstanding as follows:

                                                                          Expiration            Warranted     Exercise
         Holder              Issue Date             Vesting Date          Date                  Shares        Price
         ---------           ------------------     ------------------    ---------             ---------     -----
         Swartz Private
         Equity, LLC         May 3, 2000            May 3, 2000           May 3, 2005             400,000     $1.00

         Swartz Private
         Equity, LLC         May 3, 2000            October 14, 2000      May 3, 2005             100,000     $1.00

         Stockholder         September 13, 2000     September 13, 2000    September 13, 2003      150,000     $5.00

         Stockholders        October 5, 2000        October 5, 2001       September 30, 2003      501,750     $3.00

         Stockholders        October 5, 2000        October 5, 2002       September 30, 2003      501,750     $3.00

         Stockholders        October 5, 2000        October 5, 2000       September 30, 2003      535,406     $3.00

         Stockholders        October 5, 2000        October 5, 2001       September 30, 2003      267,703     $3.00

         Stockholders        October 5, 2000        October 5, 2002       September 30, 2003      267,703     $3.00

         President           October 5, 2000        October 5, 2001       September 30, 2003    1,000,000     $5.00

         President           October 5, 2000        October 5, 2002       September 30, 2003    1,000,000     $5.00

         Stockholders        October 5, 2000        October 5, 2001       September 30, 2003      410,000     $5.00

         Stockholders        October 5, 2000        October 5, 2002       September 30, 2003      410,000     $5.00

         Stockholders        October 5, 2000        October 5, 2001       September 30, 2003      266,760     $3.00

         Stockholders        October 5, 2000        October 5, 2002       September 30, 2003      266,760     $3.00

         Former officer      October 5, 2000        October 5, 2001       September 30, 2003       25,000     $3.00

         Former officer      October 5, 2000        October 5, 2002       September 30, 2003       25,000     $3.00
                                                                                                ---------
                           Total common stock warrants outstanding                              6,127,832
                                                                                                =========

                  Additionally, warrants for 74,500 shares were issued in January 2001 (see Note 7).

                  Included in the issuance of warrants for the purchase of 1,353,520 shares of stock described above are warrants issued to employees for the purchase of 805,200 shares. The total fair value of these warrants, $489,432, was estimated on the date of grant using the minimum value method. The weighted average assumptions used to estimate fair value were: dividend yield of 0%, risk-free interest rate of 6.85% and expected life of warrants of three to five years. Under the intrinsic method of accounting for stock- based compensation no compensation cost has been recognized for the issuance of these warrants. If the fair value method for calculating compensation cost had been employed, $91,768 of compensation cost would have been recognized during the year ended December 31, 2000. Pro forma net loss and loss per share are as follows:

                                                             For the           July 17, 1990
                                                             year ended        (inception) to
                                                             December 31,      December 31,
                                                             2000              2000
                                                             --------------    ------------

Pro forma net loss                                           $   1,702,915     $ 7,345,670
                                                             ==============    ============
Pro forma basic and diluted loss per
     common share before extraordinary item                  $        0.22     $      0.81
Extraordinary item:  gains on
     extinguishment of debt                                           0.04            0.04
                                                             --------------    ------------
Pro forma basic and diluted
     loss per common share                                   $        0.18     $      0.77
                                                             ==============    ============

                         AMERICAN UTILICRAFT CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

                                   ----------


         Operating leases
         ----------------

                  In October 1998 the Company entered into a lease agreement for new office/warehouse space in Lawrenceville, Georgia. During 2000 all remaining obligations associated with the Company's former office space were satisfied. The new office/warehouse space was occupied January 1999.

                  The lease agreement for the new space expires December 31, 2003. Aggregate annual minimum lease commitments in future years are as follows:

                                    2001                        51,012
                                    2002                        52,008
                                    2003                        52,990
                                                          -------------

                                    Total                 $    156,010
                                                          =============

                  Office rental expense for 2000 and 1999 was $49,208 and $56,761, respectively.

                  In May 1998 the Company entered into a lease agreement with one of its stockholders for use of a plane. The agreement was substantially modified in October 1999. The lease agreement runs through October 2004, and requires monthly payments of $1,187 through August 2000, and $2,160 thereafter. In addition to these agreed-upon monthly payments, the lease agreement of May 1998 also required the Company to provide the stockholder with 57,912 shares of common stock. Based on sales of common stock sold to third parties during the period just preceding this stock issuance, the 57,912 shares of common stock have been valued at $99,609. That amount was partially expensed in 1998 as additional rent expense, with the remainder expensed in 1999 concurrent with the early termination of the lease agreement of May 1998.

                  The lease agreement of October 1999 required the Company to provide the stockholder with 45,600 additional shares of common stock. That stock has been valued at $52,440, which amount is being amortized over the 60 month period of the lease as additional rent.

                         AMERICAN UTILICRAFT CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

                                   ----------


                  Future annual minimum lease commitments are as follows:

                                    2001                       36,408
                                    2002                       36,408
                                    2003                       36,408
                                    2004                       30,340
                                                         -------------

                                    Total                $    139,564
                                                         =============

                  Plane rental expense for 2000 and 1999 was $28,624 and $103,683, respectively.

         Employment agreements
         ---------------------

                  The Company has entered into employment agreements with various of its officers. All agreements provide that salaries will be paid on a best efforts basis only until such time as major financing (defined generally as the receipt of debt or equity funding of at least $20 million) is achieved. Such salaries as are not being paid are recorded as deferred compensation (see Note 10). All agreements also provide for varying commissions for airplane sales.

                  One such agreement, expiring February 28, 2005, provides that in the event of termination by the Company, for other than cause, the employee shall be provided with a lump-sum payment of $480,000. In the event of a significant change in control of the Company (defined, generally, as ownership of 20% or more of outstanding common stock by a single person, or a majority of the board of directors being persons not on the board as of February 28, 1991) the same lump-sum payment shall also be due if the officer's position is downgraded and the officer resigns rather than accept the downgraded position. The agreement provides for annual salary amounts of $24,000, $38,000 or $48,000 dependent upon the Company's operational status with respect to airplane production (pre-FAA certification, or achievement of FAA certification, or delivery of production aircraft number 24).

                         AMERICAN UTILICRAFT CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

                                   ----------


                  In the event of a major financing, an employment agreement with the Company's President, expiring February 28, 2005, specifies that up to $500,000 of such funds shall be lent to the President in the form of a non-interest bearing loan to be later repaid out of bonus commissions otherwise due on future aircraft sales. In the event of a major financing, the employment agreement also specifies that in the event of termination by the Company for other than cause the President shall be provided with a lump-sum payment of $2,500,000, plus ten times five years' worth of bonus commissions prior earned, or projected to be earned, on aircraft sales. In the event of a significant change in control of the Company, subsequent to a major financing, the same lump-sum payment shall also be due if the President's position is downgraded and the President resigns rather than accept the downgraded position, or if the President is terminated by the Company. The agreement provides for annual salary amounts as $200,000, or $250,000 upon the Company having become a reporting company under the Exchange Act of 1934.

                  Also in the event of a major financing, the employment agreement with another officer, expiring February 28, 2005, provides that in the event of termination by the Company for other than cause the employee shall be provided with a lump-sum payment ranging from $250,000 to $350,000, dependent upon the Company having become a reporting company under the Exchange Act of 1934 at the point of termination. In the event of a significant change in control of the Company, subsequent to a major financing, the agreement provides that in the event of termination by the Company for other than cause the lump-sum payment shall instead range from $1,250,000 to $1,750,000. The agreement provides for annual salary amounts of $125,000, or $175,000 upon the Company having become a reporting company under the Exchange Act of 1934.

                         AMERICAN UTILICRAFT CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

                                   ----------


                  On July 15, 2000 additional employment agreements were entered into with two additional officers. One agreement was further amended on October 4, 2000. Both agreements expire July 15, 2003. Both agreements provide that in the event of major financing and in the event of termination by the Company for other than cause, the employee shall be provided with lump-sum payments ranging from $200,000 to $250,000, and $160,000 to $250,000, respectively, dependent, respectively, upon the Company having become a reporting company under the Exchange Act of 1934 or upon the Company's operational status with respect to aircraft production at the point of termination. Both agreements further provide that in the event of a significant change in control of the Company, subsequent to a major financing, lump-sum payments of $1,000,000 to $1,250,000, and $800,000 to $1,250,000, respectively, dependent, respectively, upon the Company having become a reporting company under the Exchange Act of 1934 or upon operational status, shall be provided if the employee's position is downgraded and the employee resigns rather than accept the downgraded position, or if the employee is terminated by the Company for other than cause. The agreements provide for annual salary amounts of $100,000 (or $125,000 upon the Company having become a reporting company under the Exchange Act of 1934) and $80,000, $100,000 or $125,000 dependent upon the Company's operational status with respect to aircraft production, respectively.

11.      Income Taxes

                  Until such time as the Company ceases to be in the development stage and becomes an active business, otherwise deductible expenses have been capitalized pursuant to certain optional and required elements of U.S income tax statutes. The tax effect of these and other temporary differences that give rise to significant portions of deferred tax assets at December 31, 2000 and 1999 are summarized as follows:

                         AMERICAN UTILICRAFT CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

                                   ----------


                                                       2000             1999
                                                  -------------    -------------

         Research and development costs           $    993,632     $    684,625
         Start-up and organizational costs             976,149          661,241
         Accrued compensation expense                  381,076          381,076
         Accrued interest expense                      199,852          157,594
                                                  -------------    -------------

              Total deferred tax assets              2,550,709        1,884,536
         Less: valuation allowance                  (2,550,709)      (1,884,536)
                                                  -------------    -------------

              Net deferred tax assets             $          -    $           -
                                                  =============    =============


12.      Subsequent events


                  On February 28, 2001 the Company initiated a private stock offering for the sale of up to 1,000,000 shares of the Company's common stock at a price of $2 per share to accredited investors. Any proceeds received as a result of the offering will be used for working capital and general corporate purposes. To date, no such sales have been made.

================================================================================

    You should rely on the information contained in this prospectus. We have not authorized anyone to give you information different than that contained in this prospectus. We are offering to sell shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is current only as of its date, regardless of the time you receive this prospectus.


                                ----------------


                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Prospectus Summary......................................................    1
Risk Factors............................................................    4
Use of Proceeds.........................................................    9
Determination of Offering Price.........................................   10
Selling Stockholders....................................................   11
Plan of Distribution....................................................   15
Legal Proceedings.......................................................   16
Management..............................................................   17
Summary Compensation Table..............................................   19
Warrant Grants in Fiscal Year 2000......................................   20
Warrant Exercises and Fiscal Year-End Values............................   20
Security Ownership of Certain Beneficial Owners
  And Management........................................................   22
Description of Securities...............................................   24
Interest of Named Experts and Counsel...................................   26
Disclosure of Commission Position of Indemnification
  for Securities Act Liabilities........................................   27
Business................................................................   28
Management's Discussion and Analysis of Financial
   Condition and Results of Operations..................................   36
Changes In and Disagreements with Accountants
  On Accounting and Financial Disclosure................................   38
Certain Relationships and Related Transactions..........................   39
Market for Common Stock; Shares Eligible for
  Future Sale...........................................................   40
Legal Matters...........................................................   41
Experts.................................................................   41
Additional Information..................................................   41
                                ----------------


         Until _____ , 2001, all dealers that effect transactions in the common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================


                                10,829,707 Shares



                         AMERICAN UTILICRAFT CORPORATION



                                  Common Stock



                                 ---------------

                                   PROSPECTUS

                                 ---------------



                                   May 3, 2001


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. Indemnification of Officers and Directors

         Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its original certificate of incorporation, or an amendment thereto validly approved by stockholders, to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, intentional misconduct or a knowing violation of a law, the payment of a dividend or approval of a stock repurchase which is deemed illegal or an improper personal benefit is obtained. Article X of our amended Certificate of Incorporation includes the following language limiting the liability of, and providing indemnification for, directors:

         "No director of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director; provided, however, that this provision shall not eliminate or limit the liability of a director (i) for any breach of his or her duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware or (iv) for any transaction from which the director derived an improper personal benefit."

         Additionally, our Bylaws provide that we will indemnify each of our directors and officers, whether or not then in office, with respect to expenses actually and reasonably incurred by such person in any threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative, except in such cases that involve gross negligence or willful misconduct. We will advance expenses in advance of the final disposition of any civil or criminal action, suit or proceeding upon receipt of an undertaking by or on behalf of the concerned director or officer to repay such amount unless it is ultimately determined that such person is entitled to indemnification pursuant to the Bylaws.


ITEM 25. Other Expenses of Issuance and Distribution

         The following is an itemization of all expenses (subject to future contingencies) that we have incurred or expect to incur in connection with the issuance and distribution of the securities being offered hereby (items marked with an asterisk (*) represent estimated expenses):

Filing Fee--Securities and Exchange Commission....................  $  4,916.00
Fees and Expenses of Accountants..................................  $ 75,000.00
Fees and Expenses of Counsel......................................  $ 50,000.00
Printing and Engraving Expenses...................................  $  3,100.00
Blue Sky Fees and Expenses........................................  $  5,000.00*
Transfer Agent Fees...............................................  $  5,000.00*
Miscellaneous Expenses............................................  $ 10,997.00*
                                                                    ------------
          Total...................................................  $154,013.00
                                                                    ============

ITEM 26. Recent Sales of Unregistered Securities

    Set forth below in chronological order is information regarding the unregistered securities that we have sold in the last three years, the consideration that we have received for such securities, and information relating to the section of the Securities Act or rule of the Commission under which exemption from registration was claimed. None of these securities was registered under the Securities Act. No sales of securities involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

         1. On March 17, 1998 we sold 59,280 shares of our common stock to one investor, Richard Troland, at an agreed price of $1.69 per share.These shares were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitation or advertising and did not involve use of any underwriter.

         2. On March 24, 1998 and April 13, 1998, we sold an aggregate of 37,050 shares of our common stock to one investor, Anna and Paul Kyriakoudis,who was an existing shareholder, at an agreed price of $1.69 per share. These shares were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitation or advertising and did not involve use of any underwriter

         3. From March 30, 1998 to January 29, 1999, we sold an aggregate of 82,235 shares of our common stock to 3 investors, (Jonathon Zuck, 57,912 shares, Thomas Dapogny, 11,582 shares and Anna and Paul Kyriakoudis, 13,762 shares) all of whom were existing shareholders, at an agreed price of $1.73 per share.These shares were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitation or advertising and did not involve use of any underwriter

         4. On May 11, 1998 we issued 54,720 shares of our common stock to a founding shareholder, Charles F. Auster, of American Utilicraft at par value, $0.00001 per share. These shares were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitation or advertising and did not involve use of any underwriter.

         5. On June 1, 1998 we issued 57,912 shares of our common stock at an agreed value of $1.72 per share, to the Smith Family Trust in connection with the lease of an airplane. . These shares were issued in reliance upon the exemptions set forth in
                  Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitation or advertising and did not involve use of any underwriter.

         6. On June 3, 1998 and July 17, 1998, we issued an aggregate of 35,021 shares of our common stock to two investors, (Thomas Dapogny, 58,376 shares, and Paige Via, 29,184 shares), both of whom were existing shareholders, at an agreed price of $1.71 per share. These shares were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitation or advertising and did not involve use of any underwriter.

         7. On June 16, 1998, we issued 21,432 shares of our common stock to one investor, Cliff Saylor, who was an existing shareholder, at an agreed price of $1.73 per share. These shares were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitation or advertising and did not involve use of any underwriter.

         8. From July 6, 1998 to August 20, 1998, we sold an aggregate of 23,712 shares of our common stock to one investor, Ross and Holly John, at an agreed price of $4.22 per share. These shares were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitation or advertising and did not involve use of any underwriter.

         9. From July 16, 1998 to July 29, 1998, we sold an aggregate of 14,364 shares of our common stock to one investor, Cliff Saylor, who was an existing shareholder, at an agreed upon price of $1.73 per share. These shares were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitation or advertising and did not involve use of any underwriter.

         10. On July 29, 1998, we sold an aggregate of 748 shares of our common stock to one investor, Robert Taylor who was an existing shareholder, at an agreed upon price of $1.34 per share. These shares were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitation or advertising and did not involve use of any underwriter.

         11. On October 5, 1998, we sold 27,027 shares of common stock to an investor, Anna and Paul Kyriakoudis, who was an existing shareholder, at an agreed upon price of $1.29 per share. These shares were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitation or advertising and did not involve use of any underwriter.

         12. From October 13, 1998 to December 23, 1998, we issued an aggregate of 34,168 shares of our common stock to two investors, (Anna and Paul Kyriakoudis, 32,722 shares and Thomas Dapogny, 1,446 shares), both of whom were existing shareholders, at an agreed price of $1.73 per share. These shares were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitation or advertising and did not involve use of any underwriter.

         13. From January 4, 1999 to January 21, 1999, we sold an aggregate of 25,363 shares of our common stock to four investors, (Richard Troland, 11,582 shares, Darby Boland, 9,727 shares, Randall Eckert, 3,475 shares and Robert Thomas, 579 shares), each of whom was an existing shareholder, at an agreed price of $4.32 per share. These shares were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitation or advertising and did not involve use of any underwriter.

         14. From January 20, 1999 to January 29, 1999, we sold an aggregate of 11,291 shares of our common stock to one investor, Anna and Paul Kyriakoudis, who was an existing shareholder, at an agreed upon price of $1.73 per share. These shares were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitation or advertising and did not involve use of any underwriter.

         15. On January 22, 1999 we sold 8,974 shares of our common stock to one investor, Anna and Paul Kyriakoudis, who was an existing shareholder, at an agreed price of $2.56 per share. These shares were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitation or advertising and did not involve use of any underwriter.

         16. On January 25, 1999 we issued 28,956 shares of our common stock to one of our founding shareholders and officers, Thomas Dapogny at par value, $0.00001 per share. These shares were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitation or advertising and did not involve use of any underwriter.

         17. On February 3, 1999 we sold 1,856 shares of our common stock to one investor, Darby Boland, who was an existing shareholder, at an agreed price of $4.31 per share. These shares were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitation or advertising and did not involve use of any underwriter.

         18. On February 10, 1999 we sold 22,526 shares of our common stock to one investor, William McGrath, who was an existing shareholder, at an agreed price of $0.84 per share. These shares were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitation or advertising and did not involve use of any underwriter.

         19. On February 16, 1999, we issued 1,423 shares of our common stock to one investor, Robert Taylor, who was an existing shareholder at an agreed price of $4.22 per share. These shares were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitation or advertising and did not involve use of any underwriter.

         20. On February 18, 1999 we issued 29,640 shares of our common stock to Andre E. Carter, a founding shareholder at par value, $0.00001 per share. These shares were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitation or advertising and did not involve use of any underwriter.

         21. On February 18, 1999 we issued 319,200 shares of our common stock for no additional consideration to two existing shareholders (Darby Boland, 159,600 shares, and Harlyn Hubbs, who had anti-dilution rights with respect to their prior investments in American Utilicraft. The issuances were valued at par value, $0.00001 per share. These shares were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitation or advertising and did not involve use of any underwriter.

         22. On March 23, 1999, we sold 2,075 shares of our common stock to one investor, Thomas Dapogny, who was an existing employee and shareholder, at an agreed price of $1.69 per share. These shares were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitation or advertising and did not involve use of any underwriter.

         23. On March 23, 1999, we issued 57,456 shares of our common stock for no additional consideration to three existing shareholders (Edward Eaton, 19,152 shares, Mark Kluger, 19,152 shares and John Lopez, 19,152 shares who had anti-dilution rights with respect to their prior investments in American Utilicraft. These shares were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitation or advertising and did not involve use of any underwriter.

         24. On March 24, 1999 we issued 127,680 shares of our common stock to James Carey, a founding shareholder at par value, $0.00001 per share. These shares were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitation or advertising and did not involve use of any underwriter.

         25. On April 9, 1999 and April 16, 1999 we sold an aggregate of 155,040 shares of our common stock to two investors, (Darby Boland, 77,250 shares and Richard Troland, 77,250 shares), both of whom where existing shareholders, at an agreed price of $0.97 per share. These shares were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitation or advertising and did not involve use of any underwriter.

         26. On May 11, 1999 we sold 38,760 shares of our common stock to one investor, Bill Arnorin, at an agreed price of $2.58 per share. These shares were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitation or advertising and did not involve use of any underwriter.

         27. From August 18, 1999 to December 13, 1999 we sold an aggregate of 921,120 shares of our common stock to two investors, (Ronald Parsons, 912,000 shares, and Thomas Dapogny, 9,120 shares), both of whom were existing shareholders, at an agreed price of $1.10 per share. These shares were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitation or advertising and did not involve use of any underwriter.

         28. In 1999, we issued 45,600 shares of our common stock, valued at $52,440, to the Smith Family Trust in connection with the lease of an airplane. These shares were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitation or advertising and did not involve use of any underwriter.

         29. On February 16, 2000 we issued 364,800 shares of our common stock for no additional consideration to two existing shareholders(Darby Boland, 182,400 shares and Harlyn Hubbs, 182,000 shares), who had anti-dilution rights with respect to their prior investments in American Utilicraft. The issuances were valued at par value, $0.00001 per share. These shares were issued in reliance upon the exemptions set forth in
                  Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitation or advertising and did not involve use of any underwriter.

         30. On February 18, 2000, we issued 84,816 shares of our common stock for no additional consideration to three existing shareholders (Mark Kluger, 28,272 shares, Edward Eaton, 28,272 shares, and John Lopez, 28,272 shares), who had anti-dilution rights with respect to their prior investments in American Utilicraft. The issuances were valued at par value, $0.00001 per share. These shares were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitation or advertising and did not involve use of any underwriter.

         31. On February 22, 2000 we sold 61,733 shares of our common stock to one investor, Robert Hayes, at an agreed price of $2.02 per share. These shares were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitation or advertising and did not involve use of any underwriter.

         32. On February 22, 2000 we sold 49,385 shares of our common stock to one investor, Richard Troland, who was an existing shareholder, at an agreed price of $2.53 per share. These shares were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitation or advertising and did not involve use of any underwriter.

         33. On February 25, 2000 we sold 24,692 shares of our common stock to one investor, Thomas Dapogny, who was an employee and shareholder, at an agreed price of $1.01 per share. These shares were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitation or advertising and did not involve use of any underwriter.

         34. From February 25, 2000 to May 3, 2000, we sold an aggregate of 210,381 shares of our common stock to one investor, Douglas Smith who was an existing shareholder, at an agreed price of $1.69 per share. These shares were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitation or advertising and did not involve use of any underwriter.

         35. On February 29, 2000, we sold 49,385 shares of our common stock to one investor, Samuel Spell, at an agreed price of $2.02 per share. These shares were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitation or advertising and did not involve use of any underwriter.

         36. On May 3, 2000 we granted a common stock purchase warrant to purchase 500,000 shares of our common stock to Swartz Private Equity, LLC in consideration for entering into the Investment Agreement. The warrant exercise price is initially equal to $1.00 per share and it expires on May 3, 2005. The warrant is immediately exercisable as to all of the warrant shares. The warrant was issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that it was issued in a private transaction, not including general solicitations or advertising and did not involve use of any underwriter.

         37. On September 13, 2000 we granted a common stock warrant to Douglas E. Smith to purchase 150,000 shares of our common stock in exchange for a loan to American Utilicraft of $1,000,000. The warrant was issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that it was issued in a private transaction, not including general solicitations or advertising and did not involve use of any underwriter.

         38. On October 5, 2000 we granted common stock purchase warrants to purchase an aggregate of 500,000 shares of our common stock to certain employees (Darby Boland, 200,000; James Carey, 200,000; and Thomas Dapogny, 100,000) of American Utilicraft as payment of bonus compensation in the aggregate amount of $295,000 (or $.59 per share). The warrants were valued using the fair value method. The exercise price for each warrant is equal to $5.00 per share, they each expire on September 30, 2003 and they vest as to 50% of the warrant shares on the first anniversary of the date of grant and the remaining 50% on the second anniversary of the date of grant. The warrants were issued in reliance upon the exemptions set forth in
                  Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitations or advertising and did not involve use of any underwriter.

         39. On October 5, 2000 we granted common stock purchase warrants to purchase an aggregate of 533,520 shares of our common stock to certain investors (Harland Hubbs, 164,160; Leroy Svendsen, 205,200; and Composers International, S.A., 164,160 in connection with their prior purchase for cash of our common stock. The issuance to Mr. Svendsen was valued at $135,432. The warrant was valued using the fair value method. The other warrants were not compensatory. The exercise price for each warrant common stock is equal to $3.00 per share, each warrant expires on September 30, 2003 and vests as to 50% of the warrant shares on the first anniversary of the date of grant and the remaining 50% on the second anniversary of the date of grant. The warrants were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitations or advertising and did not involve use of any underwriter.

         40. On October 5, 2000 we granted a common stock purchase warrant to John Dupont to purchase 2,000,000 shares of our common stock in consideration for assigning certain patents to American Utilicraft. The exercise price is equal to $5.00 per share, the warrant expires on September 30, 2003 and vests as to 50% of the warrant shares on the first anniversary of the date of grant and the remaining 50% on the second anniversary of the date of grant. The warrant was issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that it was issued in a private transaction, not including general solicitation or advertising and did not involve use of any underwriter.

         41. On October 5, 2000 we granted common stock purchase warrants to purchase an aggregate of 1,003,500 shares of our common stock to certain investors who converted their loans to American Utilicraft into warrants. The investors are as follows: Darby Boland, 167,500; Robert Brown, 7,000; Andre Carter, 5,000; Hobih Chen, 15,000; Thomas Dapogny, 13,000; Edward Eaton, 10,000; Randall Eckert, 50,000; Kitty and Daniel Gandee, 39,000; Frank and Susan Gaspe, 10,000; Mark Guidi, 1,000; Ralph and Renee Hermann, 190,000; William Kelly, 15,000; Mark Kluger, 15,000; Warren Kuang-Nan Lee, 7,500; John and Eva Longenecker, 10,000; John and Deana Lopez, 10,000; John Nichols, 10,000; Cliff Seylor, 65,000; Peter Sheridan, 20,000; Smith Family Trust, 50,000; Robert Verboski, 11,000; Harlyn Hubbs, 77,500; Robert Thomas, 125,000; and Stewart Forrest, 80,000. The conversion price was equal to $1.00 per share of our common stock. The exercise price for each warrant is equal to $3.00 per share, each warrant expires on September 30, 2003 and vest as to 50% of the warrant shares on the first anniversary of the date of grant and the remaining 50% on the second anniversary of the date of grant. The warrants were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitations or advertising and did not involve use of any underwriter.

         42. On October 5, 2000 we granted common stock purchase warrants to purchase an aggregate of 1,070,812 shares of our common stock to John Dupont, James Carey, Thomas Dapogny, and Edward Morgison in payment of deferred compensation of $410,962, $336,461, $70,731, and $252,658 respectively, owed to these employees. The exercise price for each warrant is equal to $3.00 per share, they each expire on September 30, 2003 and they vest as to 50% of the warrant shares immediately, 25% on the first anniversary of the date of grant and the remaining 25% on the second anniversary of the date of grant. The warrants were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitations or advertising and did not involve use of any underwriter.

         43. On October 5, 2000 we granted common stock purchase warrants to purchase an aggregate of 320,000 shares of our common stock to various consultants (Edward Eaton, 100,000; Karen Shoemaker, 20,000; Charles Auster, 100,000; and Leroy Svendsen 100,000). Except for the warrant granted to Mr. Svendsen, the warrants were not granted in lieu of compensation. The warrant granted to Mr. Svendsen was valued at $59,000 using the fair value method. The exercise price for each warrant is equal to $5.00 per share, each warrant expires on September 30, 2003 and vests as to 50% of the warrant shares on the first anniversary of the date of grant and the remaining 50% on the second anniversary of the date of grant. The warrants were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitations or advertising and did not involve use of any underwriter.

         44. On October 5, 2000 we granted a common stock purchase warrant to purchase 50,000 shares of our common stock to Chester D. Taylor, Jr. in settlement of his claims against American Utilicraft for deferred compensation. The exercise price of the warrant is equal to $3.00 per share and it expires on September 30, 2003. The warrant vests as to 50% on the first anniversary of the date of grant and the remaining 50% on the second anniversary of the date of grant. The warrants were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitations or advertising and did not involve use of any underwriter.

         45. On October 6, 2000, we issued 1,083,000 shares of preferred stock to John Dupont and 887,787 shares of preferred stock to Darby Boland in exchange for 1,083,000 and 887,787 shares of common stock held by them, respectively. These shares were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued in a transaction, not including general solicitation or advertising and did not involve use of any underwriter.

         46. On October 27, 2000, we issued 1,000,000 shares of our common stock to Douglas E. Smith upon conversion of a promissory note for $1,000,000 held by Mr. Smith. These shares were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued in a transaction, not including general solicitation or advertising and did not involve use of any underwriter.

         47. On January 15, 2001 we granted common stock purchase warrants to purchase an aggregate of 74,500 shares of our common stock to an investor, Ralph Hermann who converted his loan to American Utilicraft into warrants. The conversion price was equal to $1.00 per share of our common stock. The exercise price for each warrant is equal to $3.00 per share, each warrant expires on September 30, 2003 and vests as to 50% of the warrant shares on the first anniversary of the date of grant and the remaining 50% on the second anniversary of the date of grant. The warrant was issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that it was issued in a private transaction, not including general solicitation or advertising and did not involve use of any underwriter.

         48. On January 26, 2001, we issued 10,000 shares of our common stock to Art Baker in consideration for the preparation of a valuation study costing $20,200. The shares were issued at an agreed value of $2.02 per share. These shares were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued in a private transaction, not including general solicitation or advertising and did not involve use of any underwriter.

         49. On March 9, 2001, we issued an aggregate of 329,707 shares of our common stock in a private placement at $2.00 per share to the following stockholders for the amounts shown: Douglas E. Smith, 56,707; Fred E. Myers, 62,000; Randall R. Eckert, 52,000; Robert F. Dalton, 42,250; Terry D. Kreitzberg, 25,000; Nikolaos Andreas Vakakis, 25,000; Paul Macrides and Anna Kyriakoudis, 18,750; Apostolos Kyriakoudis and Mary Kyriakoudis, 12,500; Steven G. Pace, 12,500; Robert L. Thoma, 12,500; Kenneth Wayne Lassiter, 5,500; Barbara G. Dalton, 2,500 and Jeanne H. Warner, 2,500. The shares issued in the private placement on March 9, 2001 were issued to accredited investors pursuant to Rule 506 of Regulation D under the Securities Act.

         50. On April 4, 2001, we granted a common stock purchase warrant to Roy Zendt to purchase 25,000 shares at an exercise price of $3.00 per share. The warrant is immediately exercisable and expires on April 3, 2003. The warrant was issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that it was issued in a private transaction, not including general solicitation or advertising and did not involve use of any underwriter.

ITEM 27. Exhibits

Exhibit No.       Description
-----------       -----------

3.1 Certificate of Incorporation of American Utilicraft Corporation filed with the Delaware Secretary of State on August 9, 1990.
3.2      Bylaws of American Utilicraft Corporation.
3.3 Certificate of Amendment of the Certificate of Incorporation of American Utilicraft Corporation filed with the Delaware Secretary of State on April 24, 2000.
3.4 Certificate of Amendment of the Certificate of Incorporation of American Utilicraft Corporation filed with the Delaware Secretary of State on May 24, 2000.
3.5 Certificate of Amendment of the Certificate of Incorporation of American Utilicraft Corporation filed with the Delaware Secretary of State on October 5, 2000.
3.6 Certificate of Secretary of American Utilicraft Corporation dated October 6, 2000 amending Bylaws.
3.7 Certificate of Determination of American Utilicraft Corporation creating the Series A Convertible Preferred Stock filed with the Delaware Secretary of State on October 5, 2000.
4.1      Specimen stock certificate of common stock of American Utilicraft
         Corporation.
5.1      Opinion of Jeffers, Shaff & Falk, LLP.
10.1 Amended and Restated Investment Agreement by and between American Utilicraft Corporation and Swartz Private Equity, LLC dated March 8, 2001.
10.2 Employment Agreement by and between American Utilicraft Corporation and John Dupont dated February 28, 1991.
10.3 Employment Agreement by and between American Utilicraft Corporation and James Carey dated August 15, 1991.
10.4 Amendment Number One to Employment Agreement by and between American Utilicraft Corporation and John Dupont dated January 21, 1993.
10.5 Amendment Number One to Employment Agreement by and between American Utilicraft Corporation and James Carey dated January 21, 1993.
10.6 Amendment Number Two to Employment Agreement by and between American Utilicraft Corporation and John Dupont dated April 6, 1999.
10.7 Amendment Number Two to Employment Agreement by and between American Utilicraft Corporation and James Carey dated April 6, 1999.
10.8 Employee Agreement by and between American Utilicraft Corporation and Thomas Dapogny dated July 15, 2000.
10.9 Third Amendment to Employment Agreement by and between American Utilicraft Corporation and John Dupont dated October 4, 2000.
10.10 Third Amendment to Employment Agreement by and between American Utilicraft Corporation and James Carey dated October 4, 2000.
10.11 First Amendment to Employment Agreement by and between American Utilicraft Corporation and Thomas Dapogny dated October 4, 2000.
10.12 Convertible Subordinated Promissory Note dated July 11, 2000 made by American Utilicraft Corporation in favor of Douglas E. Smith.
10.13 Assignment entered into by John Dupont in favor of American Utilicraft Corporation dated May 24, 2000.
10.14 Technical Services Purchase Agreement between American Utilicraft Corporation and The Aerostructures Corporation, dated December 1, 2000.
23.1     Consent of Jeffers, Shaff & Falk, LLP (included in Exhibit 5.1).
23.2*    Consent of Halt, Thrasher & Buzas, LLP, Chartered Accountants.
27.1     Financial Data Schedule

---------------
*  Filed herewith.

         All other listed Exhibits are incorporated by reference from the Registrant's Registration Statement, File No. 333-57552, filed on March 23, 2001. II-9

ITEM 28. Undertakings

        (a)       The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

                           (iii) To include any additional or changed material information on the plan of distribution.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   Signatures

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf by the undersigned, in the State of Georgia on May 3, 2001.

                                        AMERICAN UTILICRAFT CORPORATION


                                       By: /s/ JOHN J. DUPONT
                                           ------------------------------------
                                           John J. Dupont
                                           President and Chief Executive Officer


                                     II-11